                             AGREEMENT AND PLAN OF MERGER

                             DATED AS OF APRIL 14, 1998,

                                        AMONG

                                   PENNZOIL COMPANY

                              PENNZOIL PRODUCTS COMPANY

                              DOWNSTREAM MERGER COMPANY

                                         AND

                               QUAKER STATE CORPORATION

                                  TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.1   Distribution  and Merger. . . . . . . . . . . . . . . . . . . . . .10
     2.2   Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . .11
     2.3   Cancellation of Stock . . . . . . . . . . . . . . . . . . . . . . .11
     2.4   Stockholders Meeting. . . . . . . . . . . . . . . . . . . . . . . .11
     2.5   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.6   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.7   Closing of Transfer Books . . . . . . . . . . . . . . . . . . . . .12
     2.8   Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . .12
     2.9   Quaker State Employee Stock Options, Restricted Stock
           and Performance Shares. . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PENNZOIL. . . . . . . . . . . . .16
     3.1   Organization, Qualification, Etc. . . . . . . . . . . . . . . . . .16
     3.2   Corporate Authority; No Violation, Etc. . . . . . . . . . . . . . .16
     3.3   Information Supplied. . . . . . . . . . . . . . . . . . . . . . . .17
     3.4   Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PENNZOIL AND PPC. . . . . . . . .18
     4.1   Organization, Qualification, Etc. . . . . . . . . . . . . . . . . .18
     4.2   Capital Stock and Other Matters . . . . . . . . . . . . . . . . . .18
     4.3   Corporate Authority; No Violation . . . . . . . . . . . . . . . . .19
     4.4   Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . .20
     4.5   PPC Financial Statements. . . . . . . . . . . . . . . . . . . . . .21
     4.6   Absence of Certain Changes or Events. . . . . . . . . . . . . . . .21
     4.7   Investigations; Litigation. . . . . . . . . . . . . . . . . . . . .22
     4.8   Licenses; Compliance with Laws. . . . . . . . . . . . . . . . . . .22
     4.9   Proxy Statement/Prospectus; Registration Statement. . . . . . . . .22
     4.10  Information Supplied. . . . . . . . . . . . . . . . . . . . . . . .23
     4.11  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .23
     4.12  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     4.13  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     4.14  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     4.15  Intellectual Property Matters . . . . . . . . . . . . . . . . . . .27
     4.16  Material Contract Defaults. . . . . . . . . . . . . . . . . . . . .27
     4.17  Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . .27
     4.18  Certain Board Findings. . . . . . . . . . . . . . . . . . . . . . .27
     4.19  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     4.20  Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . .28
     4.21  Certain Payments. . . . . . . . . . . . . . . . . . . . . . . . . .28

     4.22  Joint Ventures. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     4.23  Reincorporation . . . . . . . . . . . . . . . . . . . . . . . . . .29
     4.24  Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     4.25  Franchising Matters . . . . . . . . . . . . . . . . . . . . . . . .29
     4.26  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF QUAKER STATE. . . . . . . . . . .30
     5.1   Organization, Qualification, Etc. . . . . . . . . . . . . . . . . .30
     5.2   Capital Stock and Other Matters . . . . . . . . . . . . . . . . . .30
     5.3   Corporate Authority; No Violation . . . . . . . . . . . . . . . . .31
     5.4   Quaker State Reports and Financial Statements . . . . . . . . . . .32
     5.5   Absence of Certain Changes or Events. . . . . . . . . . . . . . . .33
     5.6   Investigations; Litigation. . . . . . . . . . . . . . . . . . . . .33
     5.7   Licenses; Compliance with Laws. . . . . . . . . . . . . . . . . . .34
     5.8   Proxy Statement/Prospectus; Registration Statement. . . . . . . . .34
     5.9   Information Supplied. . . . . . . . . . . . . . . . . . . . . . . .34
     5.10  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .34
     5.11  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     5.12  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     5.13  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     5.14  Intellectual Property Matters . . . . . . . . . . . . . . . . . . .38
     5.15  Material Contract Defaults. . . . . . . . . . . . . . . . . . . . .39
     5.16  Certain Payments. . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.17  Opinion of Quaker State Financial Advisor.. . . . . . . . . . . . .39
     5.18  Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . .40
     5.19  Quaker State Rights Agreement . . . . . . . . . . . . . . . . . . .40
     5.20  Takeover Statutes.. . . . . . . . . . . . . . . . . . . . . . . . .40
     5.21  Certain Board Findings. . . . . . . . . . . . . . . . . . . . . . .40
     5.22  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE 6  COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . . . . . . . .41
     6.1   Conduct of Business by Quaker State Pending the Merger. . . . . . .41
     6.2   Conduct of Business by PPC and Pennzoil Pending the Merger. . . . .45
     6.3   Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     6.4   Proxy Statement/Prospectus. . . . . . . . . . . . . . . . . . . . .52
     6.5   Letter of PPC's Accountants . . . . . . . . . . . . . . . . . . . .52
     6.6   Letter of Quaker State's Accountants. . . . . . . . . . . . . . . .52
     6.7   PPC Employee Stock Options, Incentive and Benefit Plans . . . . . .53
     6.8   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .54
     6.9   Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     6.10  Reasonable Efforts; Further Assurances, Etc . . . . . . . . . . . .54
     6.11  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . .55
     6.12  Director and Officer Indemnification; Insurance . . . . . . . . . .57
     6.13  Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . .57

     6.14  Public Announcements. . . . . . . . . . . . . . . . . . . . . . . .58
     6.15  Defense of Litigation . . . . . . . . . . . . . . . . . . . . . . .58
     6.16  Notification. . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     6.17  Debt Instruments. . . . . . . . . . . . . . . . . . . . . . . . . .59
     6.18  Quaker State Rights Plan. . . . . . . . . . . . . . . . . . . . . .59

ARTICLE 7  CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . .59
     7.1   Conditions to the Obligations of PPC, Pennzoil and
           Quaker State to Effect the Merger . . . . . . . . . . . . . . . . .59
     7.2   Additional Conditions to the Obligations of PPC . . . . . . . . . .61
     7.3   Additional Conditions to the Obligations of Quaker State. . . . . .62

ARTICLE 8  TERMINATION, AMENDMENT AND WAIVERS. . . . . . . . . . . . . . . . .63
     8.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     8.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .64
     8.3   Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . .65
     8.4   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     8.5   Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65

ARTICLE 9  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     9.1   Survival of Representations, Warranties and Agreements;
           Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .66
     9.2   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     9.3   Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     9.4   Certain Construction Rules. . . . . . . . . . . . . . . . . . . . .68
     9.5   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     9.6   Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . .69
     9.7   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . .69
     9.8   Limited Liability . . . . . . . . . . . . . . . . . . . . . . . . .69
     9.9   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .69
     9.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     9.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     9.12  Retention Pay Program . . . . . . . . . . . . . . . . . . . . . . .70

EXHIBITS:
--------
     Exhibit     A    Form of Distribution Agreement
     Exhibit     B    Certificate of Incorporation of PPC
     Exhibit     C    Bylaws of PPC
     Exhibit     D    Initial Officers of PPC after the Effective Time
     Exhibit     E    PPC 1998 Incentive Plan
     Exhibit     F    Form of Rule 145 Affiliate Agreements
     Exhibit     G    Retention Pay Program

                             AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of April 14, 1998, is among Pennzoil Company, a Delaware corporation ("Pennzoil"), Pennzoil Products Company, a Delaware corporation ("PPC"), Downstream Merger Company, a Delaware corporation and a wholly owned subsidiary of PPC ("Merger Sub"), and Quaker State Corporation, a Delaware corporation ("Quaker State").

          A. BUSINESS SEPARATION. PPC has heretofore distributed to Pennzoil certain oil and gas assets that have historically been operated by Pennzoil. Prior to the Distribution Date (as such term and other capitalized terms are defined in Article I hereof), Pennzoil intends to cause the transfer to PPC or a wholly owned subsidiary of PPC the capital stock of certain Pennzoil subsidiaries that are engaged in phases of the PPC Business heretofore carried on by PPC (the "Contribution"); and Pennzoil and PPC shall take the further steps set forth in Section 2.02 of the Distribution Agreement to separate more completely the PPC Business from the Pennzoil Business.

          B. THE DISTRIBUTION. On the Distribution Date, Pennzoil intends to distribute all of the issued and outstanding shares of PPC Common Stock on a pro rata basis (the "Distribution") to the holders as of the Record Date of the outstanding common stock of Pennzoil, par value $0.83 1/3 per share ("Pennzoil Common Stock").

          C. THE MERGER. At the Effective Time, the parties intend to effect a merger of Merger Sub with and into Quaker State, with Quaker State being the surviving corporation (the "Merger"), and Quaker State becoming a wholly owned subsidiary of PPC.

          D. INTENDED TAX CONSEQUENCES. The parties to this Agreement intend that the Contribution and the Distribution qualify under Sections 355 and 368 of the Code, that the Merger qualify under Section 368 of the Code, and that no gain or loss for federal income tax purposes be recognized as a result of the transactions described herein or in the Transaction Agreements.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

          "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms

"controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that for purposes of this Agreement, no member of either Group shall be deemed an Affiliate of any member of the other Group.

          "Agreement" shall mean this Agreement and Plan of Merger, together with all exhibits and schedules attached hereto.

          "Alternative Award" shall have the meaning specified in Section 2.9.

          "Approved for Listing" shall mean, with respect to shares of PPC Common Stock, that such shares have been approved for listing on the NYSE, subject to official notice of issuance.

          "Award" shall have the meaning specified in Section 2.9.

          "Canceled Award" shall have the meaning specified in Section 2.9.

          "Certificate of Merger" shall have the meaning specified in
Section 2.6.

          "Certificates" shall have the meaning specified in Section 2.3.

          "Closing" shall have the meaning specified in Section 2.5.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of December 30, 1997, between Pennzoil and Quaker State.

          "Contract" shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice or other binding agreement, obligation or commitment.

          "Controlling Person" shall have the meaning specified in Section
9.1(b).

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Disclosure Schedules" shall mean, collectively, the Pennzoil Disclosure Schedule, the PPC Disclosure Schedule and the Quaker State Disclosure Schedule.

          "Distribution" shall have the meaning set forth in the Recitals hereto.

          "Distribution Agreement" shall mean the Distribution Agreement in the form attached hereto as EXHIBIT A, between Pennzoil and PPC, pursuant to which certain transfers will be made between Pennzoil and certain of its Affiliates and PPC and certain of its Affiliates and shares of PPC Common Stock will be distributed to the stockholders of Pennzoil, with such additions, deletions and other modifications thereto that are agreed in writing by Pennzoil and PPC, with a Quaker State Consent.

          "Distribution Date" shall mean the date and time that the Distribution shall become effective.

          "Effective Time" shall have the meaning specified in Section 2.6.

          "Employee Benefits Agreement" shall mean the Employee Benefits Agreement between Pennzoil and PPC, in the form attached to the Distribution Agreement, with such additions, deletions and other modifications thereto that are mutually agreed upon in writing by Pennzoil and PPC, with a Quaker State Consent.

          "Environmental Law" shall mean any and all foreign, federal, state or local statute, rule, regulation or ordinance, as well as any order, decree, determination, judgment or injunction issued, promulgated, approved or entered thereunder by any Governmental Authority, including requirements of common law, relating to pollution or the protection, cleanup or restoration of the environment, or to human health, including the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation, and Liability Act and the Federal Toxic Substances Control Act.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean, with respect to any Person, any other Person or any trade or business, whether or not incorporated, that, together with such first Person would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

          "Exchange Agent" shall have the meaning specified in Section 2.8(a).

          "Exchange Fund" shall have the meaning specified in Section 2.8(a).

          "GAAP" shall mean United States generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

          "Governmental Authority" shall mean any foreign, federal, state or local court, administrative agency, board, bureau or commission or other governmental department, authority or instrumentality.

          "Hazardous Material" shall mean any hazardous or toxic substance or material regulated under Environmental Laws, and includes without limitation petroleum and any derivative thereof.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HSR Agencies" shall mean the Federal Trade Commission and the Antitrust Division of the Department of Justice.

          "IRS" shall mean the U.S. Internal Revenue Service.

          "JLI" shall mean Jiffy Lube International, Inc., a Nevada corporation.

          "Licenses" shall mean any license, ordinance, authorization, permit, certificate, variance, exemption, order, franchise or approval from any Governmental Authority, domestic or foreign.

          "Losses" shall have the meaning set forth in Section 9.1(b).

          "Material Adverse Effect," with respect to any Person, shall mean a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations hereunder or under the other Transaction Agreements.

          "Merger" shall have the meaning specified in Section 2.1(c).

          "Merger Sub" shall have the meaning specified in the preamble hereto.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Option" shall have the meaning specified in Section 2.9.

          "Order" shall have the meaning specified in Section 6.10(a).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pennzoil" shall have the meaning specified in the preamble hereof.

          "Pennzoil Common Stock" shall have the meaning set forth in the Recitals hereto.

          "Pennzoil Disclosure Schedule" shall mean the schedule prepared and delivered by Pennzoil to Quaker State as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of Pennzoil made in this Agreement.

          "Pennzoil/PPC Agreements" shall have the meaning specified in
Section 4.4.

          "Pennzoil Group" shall mean Pennzoil and the Pennzoil Subsidiaries immediately after the Distribution Date.

          "Pennzoil Subsidiaries" shall mean all direct and indirect Subsidiaries of Pennzoil immediately after the Distribution Date.

          "Person" shall mean a natural person, corporation, company, partnership, limited partnership or other entity, including a Governmental Authority.

          "PPC" shall have the meaning specified in the preamble hereof.

          "PPC 1998 Incentive Plan" shall mean the PPC 1998 Incentive Plan in the form attached as EXHIBIT E hereto, with such additions, deletions and other modifications that are mutually agreed upon by Pennzoil and PPC, with a Quaker State Consent.

          "PPC Acquisition" shall mean, in each case other than in connection with the Merger or as otherwise specifically contemplated by this Agreement or the Transaction Agreements, (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving PPC or any Significant Subsidiary of PPC other than any merger of PPC with or into Quaker State or any wholly owned Subsidiary of Quaker State or the merger of Quaker State with or into PPC or any wholly owned subsidiary of PPC; (ii) any sale, lease, exchange, transfer or other disposition of the PPC Assets or any of its Subsidiaries constituting 5% or more of the consolidated PPC Assets or accounting for 5% or more of the consolidated revenues of PPC in any one transaction or in a series of related transactions;
(iii) any tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving PPC Common Stock or the capital stock of any Subsidiary of PPC; (iv) the acquisition by any Person (other than Quaker State or any of its Affiliates) of beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) or the formation of any group (as defined in Section 13(d) of the Exchange Act) to acquire beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than five percent of PPC Common Stock or any stock of any Subsidiaries of PPC (other than any such beneficial ownership thereof arising solely from beneficial ownership of Pennzoil Common Stock); or (v) any other substantially similar transaction or series of related transactions that would hinder the consummation of the transactions contemplated by, or otherwise defeat the purposes of, this Agreement or the other Transaction Agreements.

          "PPC Acquisition Proposal" shall mean any proposal (other than in connection with the Merger or as otherwise specifically contemplated by this Agreement or the other Transaction Agreements) regarding a PPC Acquisition.

          "PPC Assets" shall mean the assets used in, held for use in connection with or necessary for the conduct of, or otherwise material to the business or operations of, the PPC Business, including, without limitation, those assets being transferred to PPC pursuant to the Distribution Agreement.

          "PPC Benefit Plans" shall have the meaning specified in Section
4.13(a).

          "PPC Business" shall mean the businesses and operations conducted by PPC, the PPC Subsidiaries and Affiliates of PPC and JLI and its Affiliates prior to the Distribution Date.

          "PPC Common Stock" shall mean the Common Stock, par value $.10 per share, of PPC.

          "PPC Disclosure Schedule" shall mean the schedule prepared and delivered by PPC to Quaker State as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of PPC made in this Agreement.

          "PPC Employee" shall have the meaning specified in Section 4.13(a).

          "PPC Financial Statements" shall have the meaning specified in Section 3.5.

          "PPC Group" shall mean PPC and the PPC Subsidiaries.

          "PPC Preferred Stock" shall mean the Preferred Stock, par value $1.00 per share, of PPC.

          "PPC Subsidiaries" shall mean all direct and indirect Subsidiaries of PPC immediately after the Distribution Date.

          "PPC Voting Debt" shall have the meaning specified in Section 4.2.

          "Pro Forma Financial Statements" shall have the meaning specified in
Section 4.5.

          "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus to be distributed to the stockholders of Quaker State in connection with the Merger and the transactions contemplated by this Agreement, including any preliminary proxy statement/prospectus or definitive proxy statement/prospectus filed with the SEC in accordance with the terms and provisions hereof. The Proxy Statement/Prospectus shall constitute a part of the Registration Statement on Form S-4.

          "Quaker State" shall have the meaning specified in the preamble hereof.

          "Quaker State Acquisition" shall mean, in each case other than in connection with the Merger or as otherwise specifically contemplated by this Agreement (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving Quaker State or any Significant Subsidiary of Quaker State other than any merger of Quaker State with or into PPC or any wholly owned Subsidiary of PPC or the merger of PPC with or into Quaker State or a wholly owned Subsidiary of Quaker State;(ii) any sale, lease, exchange, transfer or other disposition of the assets of Quaker State or any of its Subsidiaries constituting 5% or more of the consolidated assets of Quaker State or accounting for 5% or more of the consolidated revenues of Quaker State in any one transaction or in a series of related transactions; (iii) any tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving Quaker State Capital Stock or the capital stock of any Subsidiary of Quaker State;(iv) the acquisition by any Person (other than PPC or any of its Affiliates) of beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) or the formation of any group (as defined in Section 13(d) of the Exchange Act) to acquire beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than five percent of Quaker State Capital Stock or any stock of any Subsidiaries of Quaker State; or (v) any other substantially similar transaction or series of related transactions that would hinder the consummation of the transactions contemplated by, or otherwise defeat the purposes of, this Agreement or the other Transaction Agreements.

          "Quaker State Acquisition Proposal" shall mean any proposal (other than in connection with the Merger or as specifically contemplated by this Agreement) regarding a Quaker State Acquisition.

          "Quaker State Benefit Plans" shall have the meaning set forth in
Section 5.12(a).

          "Quaker State Capital Stock" shall mean the capital stock, par value $1.00 per share, of Quaker State.

          "Quaker State Consent" shall mean the consent of Quaker State, which consent shall not be unreasonably delayed or withheld.

          "Quaker State Disclosure Schedule" shall mean the schedule prepared and delivered by Quaker State to PPC as of the date of this Agreement, setting forth, among other things, certain information that, to the extent provided herein, qualifies certain representations, warranties and agreements of Quaker State made in this Agreement.

          "Quaker State Employees" shall have the meaning set forth in
Section 5.12(a).

          "Quaker State Rights" shall have the meaning specified in
Section 5.19.

          "Quaker State Rights Agreement" shall mean the Rights Agreement, dated as of September 28, 1995, between Quaker State and Mellon Securities Trust Company, as Rights Agent.

          "Quaker State SEC Documents" shall have the meaning specified in
Section 5.4(e).

          "Quaker State Share Price" shall have the meaning set forth in Section 2.9.

          "Quaker State Stock Plans" shall have the meaning specified in
Section 2.9.

          "Quaker State Stockholders Meeting" shall have the meaning specified in Section 2.4(a).

          "Quaker State Voting Debt" shall have the meaning specified in
Section 5.2.

          "Registration Statements" shall mean the Registration Statement on Form S-4 to be filed by PPC with the SEC to effect the registration under the Securities Act of the shares of PPC Common Stock into which shares of Quaker State Capital Stock will be converted pursuant to the Merger and a registration statement on Form 10 (or, if such form is not appropriate, the appropriate form pursuant to the Exchange Act) to be filed by PPC with the SEC to effect the registration of PPC Common Stock pursuant to the Exchange Act.

          "Requisite Approval" shall have the meaning specified in Section 5.22.

          "Retention Pay Program" shall have the meaning specified in
Section 9.12.

          "Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Rule 145 Affiliate" shall have the meaning specified in Section 6.14.

          "Rule 145 Affiliate Agreement" shall have the meaning specified in
Section 6.14.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

          "Section 355 Ruling" shall have the meaning set forth in
Section 6.2(u).

          "Share Award" shall have the meaning specified in Section 2.9.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the Exchange Act.

          "Subsidiary" shall mean, with respect to any Person, a corporation, partnership or other entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in the equity thereof, (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors or other governing body of such entity, (iii) the title or function of general partner, or the right to designate the Person having such title or function or (iv) control thereof and, in the case of PPC, shall include the corporate entities that have been or are being transferred to PPC by Pennzoil as described or provided in the Distribution Agreement, including without limitation JLI.

          "Surviving Corporation" shall have the meaning set forth in
Section 2.1(c).

          "Tax" shall mean all federal, state, local and foreign income, profits, value-added, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

          "Tax Separation Agreement" shall mean the Tax Separation Agreement to be entered into between Pennzoil and PPC in the form attached to the Distribution Agreement, with such additions, deletions and other modifications thereto that are mutually agreed upon in writing by Pennzoil, PPC and Quaker State.

          "Termination Date" shall mean the date, if any, on which this Agreement is terminated pursuant to Section 8.1.

          "Termination Fee" shall have the meaning specified in Section 8.3(a).

          "Trademark License Agreement" shall mean the Trademark License Agreement to be entered into between Pennzoil and PPC in the form attached to the Distribution Agreement, with such additions, deletions and other modifications thereto that are mutually agreed to in writing by Pennzoil and PPC, with a Quaker State Consent.

          "Transaction Agreements" shall mean this Agreement, the Distribution Agreement, the Employee Benefits Agreement, the Trademark License Agreement, the Transition Services Agreement, the Tax Separation Agreement and the other agreements, if any, entered into or to be entered into in connection with the Distribution as contemplated by Article II or Section 8.15 of the Distribution Agreement.

          "Transition Services Agreement" shall mean the Transition Services Agreement to be entered into between Pennzoil and PPC in the form attached to the Distribution Agreement, with such additions, deletions and other modifications thereto that are mutually agreed upon in writing by Pennzoil and PPC, with a Quaker State Consent.


                                      ARTICLE 2

                                      THE MERGER

          2.1  DISTRIBUTION  AND MERGER.

          (a) Subject to the terms and conditions of the Distribution Agreement, prior to the Distribution Date, the parties thereto shall effect the various transactions contemplated by the Distribution Agreement.

          (b) Immediately prior to the Effective Time, the issued and outstanding capital stock of Merger Sub shall consist of 1,000 shares of common stock, all of which shall be owned by PPC. Prior to the Effective Time and except as specifically contemplated by this Agreement or as mutually approved in writing by PPC and Quaker State, PPC shall cause Merger Sub not to conduct any business operations, enter into any Contract (other than this Agreement), acquire any assets or incur any liabilities.

          (c) At the Effective Time: (i) Merger Sub shall be merged with and into Quaker State (the "Merger"), the separate existence of Merger Sub shall cease and Quaker State shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Quaker State immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Quaker State as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          (d) The directors of Quaker State at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, the officers of Quaker State at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The Board of Directors of PPC immediately after the Effective Time shall consist of nine directors, five of which will be designated by PPC, three of which will be designated by Quaker State and one of which will be the President and Chief Operating Officer of PPC. Two of the directors designated by Quaker State and four of the directors designated by PPC will be independent directors. The Certificate of Incorporation and Bylaws of PPC immediately prior to the Effective Time will be substantially in the forms attached hereto as EXHIBIT B and EXHIBIT C, respectively, except (i) for such changes that are agreed to by

Pennzoil and PPC, with a Quaker State Consent, and (ii) that prior to the Distribution Date, the name of PPC will be changed to a name mutually agreed to by PPC and Quaker State. The initial officers of PPC after the Effective Time shall be as set forth in EXHIBIT D hereto. The President and Chief Operating Officer of PPC will be selected by a committee of the Board of Directors of PPC comprised of two directors selected by Quaker State and two directors selected by PPC, acting by the affirmative vote of a majority of the members of such committee.

          (e) The Merger shall have the effects set forth in this Article 2 and the applicable provisions of the DGCL.

          2.2 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Quaker State:

          (a) Each share of Quaker State Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2(b)) shall be automatically converted into the right to receive .8204 fully paid and nonassessable share(s) of PPC Common Stock.

          (b) Each share of Quaker State Capital Stock held by Quaker State as treasury stock and each share of Quaker State Capital Stock owned by PPC or any wholly owned Subsidiary of PPC or Quaker State, in each case immediately prior to the Effective Time, shall be canceled and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor.

          (c) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Quaker State Capital Stock.

          2.3 CANCELLATION OF STOCK. Each share of Quaker State Capital Stock issued and outstanding immediately prior to the Effective Time, when converted in accordance with Section 2.2, shall no longer be outstanding and shall automatically be canceled and shall cease to exist. Each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Quaker State Capital Stock (collectively, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificate, a certificate representing the shares of PPC Common Stock to which such holder is entitled pursuant to Section 2.2 and any cash in lieu of fractional shares of PPC Common Stock to be issued or paid in consideration therefor in accordance with Section 2.8(c), without interest.

          2.4  STOCKHOLDERS MEETING.

          (a) As promptly as practicable following the date hereof and the effectiveness of the Registration Statements and subject to Section 6.11(b), Quaker State shall call a special meeting of its stockholders (the "Quaker State Stockholders Meeting") to be held as promptly as practicable for the purpose of voting upon (i) the adoption of the Merger Agreement and (ii) any related matters. This Agreement shall be submitted for adoption to the stockholders of Quaker State at such special meeting. Quaker State shall deliver to Quaker State's stockholders the Proxy Statement/Prospectus in definitive form in connection with the Quaker State Stockholders Meeting at the time and in the manner provided by the applicable provisions of the DGCL, the Exchange Act and Quaker State's Certificate of Incorporation and Bylaws and shall conduct the Quaker State Stockholders Meeting and the solicitation of proxies in connection therewith in compliance with such statutes, charter and bylaws.

          (b) Subject to Section 6.11(b), the Board of Directors of Quaker State shall recommend that Quaker State stockholders adopt this Agreement and approve the transactions contemplated hereby, and such recommendations shall be set forth in the Proxy Statement/Prospectus.

          2.5 CLOSING. Unless the transactions herein contemplated shall have been abandoned and this Agreement terminated pursuant to Section 8.1, the closing of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of PPC at 10:00 a.m., Central time, on the date on which the last of the conditions set forth in Article 7 is fulfilled or waived (except for those conditions that, by the express terms thereof, are not capable of being satisfied until the Effective Time), or at such other time and place as PPC and Quaker State shall agree in writing.

          2.6 EFFECTIVE TIME. Upon the terms and subject to the conditions of this Agreement, as soon as practicable at or after the Closing, a certificate of merger shall be filed with the Secretary of State of the State of Delaware with respect to the Merger (the "Certificate of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger. The date and time at which the Merger shall become so effective is herein referred to as the "Effective Time."

          2.7 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Quaker State shall be closed and no transfer shall be made of any shares of capital stock of Quaker State that were outstanding immediately prior to the Effective Time.

          2.8  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Effective Time, PPC or Pennzoil shall deposit with such bank or trust company as shall be agreed upon by PPC and Quaker State (the "Exchange Agent"), for the benefit of holders of shares of Quaker State Capital Stock and for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing the shares of PPC Common Stock (such shares of PPC Common Stock, together with any dividends or distributions with respect thereto to which the holders thereof may be entitled pursuant to Section 2.8(c), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.2 in exchange for outstanding shares of Quaker State Capital Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the PPC Common Stock contemplated to be issued pursuant to Section 2.2 from the shares of stock held in the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, PPC shall cause the Exchange Agent to mail or deliver to each holder of record of a Certificate or Certificates whose shares were converted pursuant to Section 2.2 into the right to receive shares of PPC Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as PPC and Quaker State may reasonably specify) and (ii) instructions for the use of such letter of transmittal in effecting the surrender of the Certificates in exchange for certificates representing the shares of PPC Common Stock that such holder has the right to receive pursuant to this Article 2. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by PPC, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of PPC Common Stock that such holder has the right to receive pursuant to this
Article 2 (and cash in lieu of any fractional shares of PPC Common Stock, as contemplated by Section 2.8(e)) (and any dividends or distributions pursuant to
Section 2.8(c)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Quaker State Capital Stock that is not registered in the transfer records of Quaker State, a certificate representing the proper number of shares of PPC Common Stock may be issued to a transferee only on the condition that the Certificate formerly representing such shares of Quaker State Capital Stock is presented to the Exchange Agent, properly endorsed, and accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or that no such taxes are applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of PPC Common Stock and cash in lieu of any fractional shares of PPC Common Stock, as contemplated by Section 2.8(e) (and any dividends or distributions pursuant to Section 2.8(c)). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the PPC Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          If any Certificate shall have been lost, stolen, mislaid or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, mislaid or destroyed, PPC shall cause to be delivered in exchange for such lost, stolen, mislaid or destroyed Certificate the consideration deliverable in respect thereof as determined in accordance with this Article 2. When authorizing the delivery of such consideration in exchange therefor, PPC may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen, mislaid or destroyed Certificate to give PPC a bond, in form and substance reasonably satisfactory to PPC, and in such sum as PPC may reasonably direct, as indemnity against any claim that may be made against PPC or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen, mislaid or destroyed.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to PPC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of PPC Common Stock which such holder is entitled to receive pursuant to the terms hereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.8(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of PPC Common Stock issued in exchange therefor, without interest (i) at the time of such surrender, the amount of cash payable in lieu of a fractional share of PPC Common Stock to which such holder is entitled pursuant to Section 2.8(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of PPC Common Stock and (ii) at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate and a payment date subsequent to the surrender of such Certificate payable with respect to such whole shares of PPC Common Stock. PPC shall deposit in the Exchange Fund all such dividends and distributions.

          (d) NO FURTHER OWNERSHIP RIGHTS IN QUAKER STATE CAPITAL STOCK. All shares of PPC Common Stock issued upon the surrender for exchange of Certificates formerly representing shares of Quaker State Capital Stock (including any cash paid pursuant to Section 2.8(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Quaker State Capital Stock subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Quaker State on such shares of Quaker State Capital Stock in accordance with the terms of this Agreement or prior to the date hereof and that remain unpaid at the Effective Time. If, after the Effective Time, Certificates are presented to PPC or Quaker State for any reason, they shall be canceled and exchanged as provided in this Article 2.

          (e) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificate or scrip representing fractional shares of PPC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of PPC. All fractional shares of PPC Common Stock that a holder of Quaker State Capital Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the closing sale price per share of PPC Common Stock on the NYSE on the business day preceding the Effective Time, if the stock is being traded on such date, or if the stock is not being traded on such date, the closing sale price per share of PPC Common Stock on the NYSE on the first business day that such stock is traded, by (ii) the fraction of a share of PPC Common Stock to which such holder would otherwise have been entitled. PPC shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. Alternatively, PPC shall have the option of instructing the Exchange Agent to aggregate all fractional shares of PPC Common Stock, sell such shares in the public market and distribute to holders of Quaker State Capital Stock who otherwise would have been entitled to such fractional shares of PPC Common Stock a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional shares of PPC Common Stock shall be paid to any holder of Quaker State Capital Stock until Certificates formerly representing such Quaker State Capital Stock are surrendered and exchanged in accordance with Section 2.8(b).

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and any cash in lieu of fractional shares of PPC Common Stock made available to the Exchange Agent that remains undistributed to the former stockholders of Quaker State on the one-year anniversary of the Effective Time shall be delivered to PPC, upon demand, and any stockholders of Quaker State who have not theretofore complied with this Article 2 shall thereafter look only to PPC for payment of their claim for PPC Common Stock and any cash in lieu of fractional shares of PPC Common Stock and any dividends or distributions with respect to PPC Common Stock.

          (g) NO LIABILITY. Neither PPC nor the Surviving Corporation shall be liable to any holder of a Certificate or any holder of shares of PPC Common Stock for shares of PPC Common Stock (or dividends or distributions with respect thereto or with respect to Quaker State Capital Stock) or cash in lieu of fractional shares of PPC Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.9 QUAKER STATE EMPLOYEE STOCK OPTIONS, RESTRICTED STOCK AND PERFORMANCE SHARES. In accordance with the terms of the Quaker State 1994 Stock Incentive Plan, 1994 Non-Employee Directors Stock Option Plan and 1986 Stock Option Plan (the "Quaker State Stock Plans"), each option to acquire shares of Quaker State Capital Stock (each, an "Option") and restricted or performance share award (each, a "Share Award") granted to an employee, officer or director of Quaker State under the Quaker State Stock Plans and outstanding immediately prior to the Effective Time (an Option or a Share Award, an "Award") shall, immediately prior to the Effective Time, become vested or exercisable. Unless otherwise agreed by PPC, Quaker State and the holder of an Award as contemplated by this Section 2.9, Quaker State shall cause all requisite action to be taken so that as of the Effective Time, each Award outstanding immediately prior to the Effective Time shall be canceled or repurchased and the holder of such an Award shall be entitled to receive an amount of cash (less any required withholding or other similar taxes) equal to (a) for each share of Quaker State Capital Stock subject to an Option, an amount in cash equal to the excess, if any, of (i) the greater of (x) $23.00 and (y) the average closing trading prices per share of Quaker State Capital Stock on the three business days immediately preceding the Effective Time on the NYSE (such higher amount, the "Quaker State Share Price") over (ii) the per share exercise price of such Option, and (b) for each share of Quaker State Capital Stock subject to a Share Award, the Quaker State Share Price. Quaker State shall use its reasonable best efforts to obtain all necessary consents of the holders of Awards to the cancellation or repurchase of Awards in accordance with this Section 2.9. If Quaker State and the holder of an Award agree, instead of receiving the cash payment provided for in this Section 2.9 for all or a portion of his or her Award, the holder shall receive an alternative award (the "Alternative Award") under the PPC 1998 Incentive Plan. Any such Alternative Award shall (a) be in substitution for such Award under the applicable stock option plan of Quaker State (the "Canceled Award"); (b) provide rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the corresponding Canceled Award, including but not limited to, an identical or better vesting schedule; (c) have economic value substantially equivalent to the value of the corresponding Canceled Award; and
(d) have terms and conditions which provide that, in the event that the employment of the grantee of such Alternative Award is involuntarily or constructively terminated, any conditions on such grantee's rights under, or any restrictions on exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be. For purposes of subclause (c) of the immediately preceding sentence, economic equivalent value shall be determined in the case of the Canceled Award, based on the Quaker State Share Price, and, in the case of the substitute award for PPC Common Stock, the value of the PPC Common Stock used under the Employee Benefits Agreement for converting the Pennzoil equity based awards into an award for PPC Common Stock.

                                      ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF PENNZOIL

          Pennzoil represents and warrants to and agrees with Quaker State and PPC as follows:

          3.1 ORGANIZATION, QUALIFICATION, ETC. Pennzoil is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2 CORPORATE AUTHORITY; NO VIOLATION, ETC. Pennzoil has the corporate power and authority to enter into each Transaction Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Pennzoil of each Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Pennzoil. This Agreement has been duly executed and delivered by Pennzoil and constitutes a legal, valid and binding agreement of Pennzoil, enforceable against Pennzoil in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). As of the Distribution Date, each other Transaction Agreement will have been duly executed and delivered by Pennzoil and will constitute a legal, valid and binding agreement of Pennzoil, enforceable against Pennzoil in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). None of the execution and delivery by Pennzoil of this Agreement or any other Transaction Agreement, the consummation by Pennzoil of the transactions contemplated hereby or thereby or compliance by Pennzoil with any of the provisions hereof or thereof will (a) violate or conflict with any provisions of Pennzoil's Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, except (i) as set forth in Section 3.2 of the Pennzoil Disclosure Schedule or (ii) where the failure to so obtain, make or file such consents, approvals, authorizations, permits, registrations, declarations, filings or notifications, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC; (c) result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, any Contract to which Pennzoil or any of its Subsidiaries or PPC or any of its Subsidiaries is a party or by which Pennzoil or any of its Subsidiaries or PPC or any of its Subsidiaries or any of the PPC Assets is bound or affected, except (i) as set forth in Section 3.2 of the Pennzoil Disclosure Schedule or (ii) for any such defaults, terminations, cancellations, amendments, accelerations or losses that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of PPC Common Stock, capital stock of any PPC Subsidiary or on any of the PPC Assets pursuant to any Contract to which Pennzoil or any of its Subsidiaries (including PPC and its Subsidiaries) is a party or by which PPC or its Subsidiaries or any of the PPC Assets is bound or affected except (i) as set forth in Section 3.2 of the Pennzoil Disclosure Schedule or (ii) for any such liens, pledges, security interests or encumbrances which, individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on PPC; or (e) violate or conflict with any order, writ, injunction, decree, law, ordinance, rule or regulation applicable to Pennzoil or any of its Subsidiaries (including PPC and its Subsidiaries), or any of the properties, business or assets of any of the foregoing, except (i) as set forth in Section 3.2 of the Pennzoil Disclosure Schedule or (ii) violations and conflicts that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. Section 3.2 of the Pennzoil Disclosure Schedule identifies all consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by Pennzoil for the consummation of the transactions contemplated by the Transaction Agreements.

          3.3 INFORMATION SUPPLIED. All documents that Pennzoil is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby and by the other Transaction Agreements will comply in all material respects with the provisions of applicable law. All information supplied or to be supplied by Pennzoil in any document filed with any Governmental Authority in connection with the transactions contemplated hereby and by the other Transaction Agreements will be, at the time of filing, at the Distribution Date and at the Effective Time, true and correct in all material respects, except where the failure of such information to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC.

          3.4 BROKERS OR FINDERS. Except as set forth in Section 3.4 of the Pennzoil Disclosure Schedule, no agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Pennzoil or any of its

Subsidiaries, directors, officers or employees, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution, in each case, by PPC or its Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Agreements.

                                      ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PENNZOIL AND PPC

          Pennzoil and PPC, jointly and severally, represent and warrant to Quaker State as follows and in each case after giving effect to the transactions contemplated by the Distribution Agreement (unless otherwise explicitly stated):

          4.1 ORGANIZATION, QUALIFICATION, ETC. Each of PPC and Merger Sub is and will be upon the Effective Time a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PPC has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. The copies of the PPC Certificate of Incorporation and Bylaws in existence on the date hereof are included as part of Section 4.1 of the PPC Disclosure Schedule and are complete and correct and in full force and effect on the date hereof. Each of PPC's Significant Subsidiaries is a corporation or (as indicated in Section
4.1 of the PPC Disclosure Schedule) other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. All of the Subsidiaries of PPC and their respective jurisdictions of incorporation or organization (together with a designation of those Subsidiaries constituting Significant Subsidiaries of PPC) are identified in Section 4.1 of the PPC Disclosure Schedule.

          4.2 CAPITAL STOCK AND OTHER MATTERS. The authorized capital stock of PPC consists of 100,000,000 shares of PPC Common Stock and 10,000,000 shares of PPC Preferred Stock. At the Distribution Date, (i) there will be issued and outstanding 47,669,227 shares of PPC Common Stock (the number of outstanding shares of Pennzoil Common Stock as of April 13, 1998, as adjusted on a one-for-one basis for any increase or decrease in the number of outstanding shares of Pennzoil Common Stock after such date, in accordance with the terms of this Agreement); (ii) no shares of PPC Common Stock will be held by PPC in its treasury; (iii) no shares of PPC Preferred Stock will be issued and outstanding; and (iv) no bonds, debentures, notes or other indebtedness of PPC or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of PPC (including PPC Common Stock) may vote ("PPC Voting Debt") will be issued or outstanding. None of such shares of PPC Common Stock will be subject to preemptive rights. Except as set forth in this Section 4.2 or contemplated by Section 7.3(d), there are not now outstanding, nor will there be outstanding at the Effective Time, (i) any shares of capital stock of PPC, PPC Voting Debt or other voting securities of PPC, (ii) any securities of PPC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of PPC, PPC Voting Debt or other voting securities of PPC or PPC Common Stock or (iii) except as specified in
Section 6.7, the Employee Benefits Agreement, Section 4.2 of the PPC Disclosure Schedule or in the PPC 1998 Incentive Plan in the form of EXHIBIT E attached hereto, any options, warrants, calls, rights (including preemptive rights), commitments or other Contracts (other than certain Transaction Agreements) to which PPC or any of its Subsidiaries is a party or by which PPC or any of its Subsidiaries will be bound obligating PPC or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, or otherwise relating to, shares of capital stock of PPC or any PPC Voting Debt or other voting securities of PPC or any of its Subsidiaries or obligating PPC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or Contract. There are no stockholder agreements, voting trusts or other Contracts (other than the Distribution Agreement) to which PPC is a party or by which it is bound relating to the voting or transfer of any shares of capital stock of PPC. The authorized capital stock of Merger Sub will consist of 1,000 shares of common stock, all of which, immediately prior to the Distribution Date, will be owned by PPC.

          4.3 CORPORATE AUTHORITY; NO VIOLATION. PPC has the corporate power and authority to enter into each Transaction Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by PPC of each Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of PPC. Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all requisite corporate action on the part of Merger Sub and has been duly executed and delivered by Merger Sub and constitutes a legal, valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). This Agreement has been duly executed and delivered by PPC and constitutes a legal, valid and binding agreement of PPC, enforceable against PPC in accordance with its terms

(except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). As of the Distribution Date, each other Transaction Agreement will have been duly executed and delivered by PPC and will constitute a legal, valid and binding agreement of PPC, enforceable against PPC in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Merger Sub is not a party to any Contract except this Agreement, and has no obligations or liabilities except under this Agreement and costs incidental to its incorporation in the State of Delaware. None of the execution and delivery by PPC of this Agreement or any other Transaction Agreement, the consummation by PPC of the transactions contemplated hereby or thereby, or compliance by PPC with any of the provisions hereof or thereof will
(a) violate or conflict with any provision of PPC's Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, except (i) as set forth in Section 4.3 of the PPC Disclosure Schedule or (ii) where the failure to so obtain, make or file such consents, approvals, authorizations, permits, registrations, declarations, filings or notifications, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC; (c) result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which PPC or any of its Subsidiaries is a party or by which PPC or any of its Subsidiaries or any of the PPC Assets is bound or affected, except (i) as set forth in Section 4.3 of the PPC Disclosure Schedule or (ii) for any such defaults, terminations, cancellations, amendments, accelerations or losses that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of PPC Common Stock or capital stock of any PPC Subsidiaries or on any of the PPC Assets pursuant to any Contract to which PPC or any of its Subsidiaries is a party or by which PPC or any of its Subsidiaries or any of the PPC Assets is bound or affected except (i) as set forth in Section 4.3 of the PPC Disclosure Schedule or (ii) for such liens, pledges, security interests, claims or encumbrances that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC; or (e) violate or conflict with any order, writ, injunction, decree, law, ordinance, rule or regulation applicable to PPC or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, except (i) as set forth in Section 4.3 of the PPC Disclosure Schedule or (ii) violations and conflicts that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. Section 4.3 of the PPC Disclosure Schedule identifies all consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by PPC for the consummation of the transactions contemplated by the Transaction Agreements.

          4.4 AFFILIATE TRANSACTIONS. Except as set forth in Section 4.4 of the PPC Disclosure Schedule (such agreements described therein referred to as the "Pennzoil/PPC Agreements") and except for the other Transaction Agreements, there are no material Contracts between (i) PPC or any of its Subsidiaries, on the one hand, and (ii) Pennzoil or any of its Affiliates (other than PPC and its Subsidiaries), on the other hand. PPC has made available to Quaker State complete and correct copies of the Pennzoil/PPC Agreements. Each of the Pennzoil/PPC Agreements is in full force and effect on the date hereof.

          4.5 PPC FINANCIAL STATEMENTS. PPC has previously made available to Quaker State complete and correct copies of audited combined financial statements of PPC and JLI as of and for the period ended December 31, 1997 (including any related notes and schedules thereto, the "1997 PPC Financial Statements"). PPC has previously made available to Quaker State pro forma combined financial statements for PPC and JLI (as described by Rule 11-01 of Regulation S-X of the Exchange Act) after giving effect to the transactions described in or contemplated by the Distribution Agreement, and as described in the notes to such financial statements, as of and for the period ended December 31, 1997 (including any related notes and schedules thereto, the "1997 Pro Forma Financial Statements"). In addition, PPC will have provided to Quaker State within 30 days of the date hereof (i) audited combined financial statements of PPC and JLI as of and for the periods ended December 31, 1995 and 1996 (together with the 1997 PPC Financial Statements, the "PPC Financial Statements"), and
(ii) pro forma combined financial statements of PPC and JLI as of and for the period ended December 31, 1996 (together with the 1997 Pro Forma Financial Statements, the "Pro Forma Financial Statements") and any and all other financial statements required to be included by Regulation S-X of the Exchange Act in the Registration Statements and the Proxy Statement/Prospectus. The PPC Financial Statements fairly present or will fairly present in all material respects the combined financial position of PPC and JLI as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended. The Pro Forma Financial Statements fairly present or will fairly present in all material respects in accordance with Rule 11-01 of Regulation S-X of the Exchange Act, and any other pro forma financial statements prepared in accordance with this Section 4.5 will fairly present in all material respects in accordance with Rule 11-01 of Regulation S-X of the Exchange Act, the combined financial position of the PPC and JLI as of the dates thereof, and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended. The PPC Financial Statements and the Pro Forma Financial Statements have been or will be prepared in accordance with GAAP, and on a consistent basis. Except as set forth in the footnotes to the 1997 PPC Financial Statements, the 1997 Pro Forma Financial Statements or as set forth in Section 4.5 of the PPC Disclosure Schedule, PPC and its Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business since December 31, 1997 or
(ii) liabilities and obligations that, individually or in the aggregate (together with those described in clause (i)), would not be reasonably likely to have a Material Adverse Effect on PPC.

          4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically contemplated by this Agreement or the other Transaction Agreements or as set forth in Section 4.6 of the PPC Disclosure Schedule, since December 31, 1997, the PPC Business has been conducted only in the ordinary course and (i) there has not been, occurred or arisen any change in, or any event (including any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC, whether or not arising in the ordinary course of business, and (ii) none of Pennzoil, PPC or any of their respective Subsidiaries has taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have caused PPC to have violated the provisions of Section 6.2 if they had then been applicable to PPC and its Subsidiaries during such period.

          4.7  INVESTIGATIONS; LITIGATION.

          (a) No investigation or review by any Governmental Authority with respect to Pennzoil, PPC or any of their respective Subsidiaries is pending, or to the best of Pennzoil's or PPC's knowledge, threatened, nor has any Governmental Authority indicated to Pennzoil or PPC or any of their respective Subsidiaries an intention to conduct the same, except (i) as set forth in
Section 4.7(a) of the PPC Disclosure Schedule and (ii) with respect to such investigations and reviews the outcome of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC.

          (b) Except as set forth in Section 4.7(b) of the PPC Disclosure Schedule, there is no action, suit or proceeding pending or, to the best of PPC's knowledge, threatened against or affecting Pennzoil, PPC or any of their respective Subsidiaries at law or in equity, or before any Governmental Authority, that, if adversely determined, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Pennzoil, PPC or any of their respective Subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC.

          (c) The investigations and reviews listed on Schedule 4.7(a) and the actions, suits and proceedings listed on Schedule 4.7(b) pertain entirely or predominantly to the PPC Business.

          4.8 LICENSES; COMPLIANCE WITH LAWS. PPC and its Subsidiaries hold all Licenses that are required for the conduct of the PPC Business, as presently conducted and as proposed to be conducted, except such Licenses for which the failure to so hold, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. PPC and its Subsidiaries are in compliance with the terms of all such Licenses so held, except where the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. PPC and its Subsidiaries are in compliance with all, and have received no notice of any violation (as yet unremedied) of any laws, ordinances or regulations of any Governmental Authority applicable to any of them or their respective operations the noncompliance with which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC.

          4.9 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. None of the information regarding Pennzoil or its Subsidiaries or PPC or its Subsidiaries or the transactions contemplated by this Agreement or any other Transaction Agreement provided by Pennzoil or PPC specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus or the Registration Statements will, in the case of the definitive Proxy

Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the definitive Proxy Statement/Prospectus and any amendment or supplement thereto and at the time of the Quaker State Stockholders Meeting, or, in the case of each Registration Statement, at the time it becomes effective, at the time of the Quaker State Stockholders Meeting, at the Distribution Date and at the Effective Time contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statements will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, except that no representation is made by Pennzoil or PPC with respect to information provided by Quaker State specifically for inclusion in, or incorporation by reference into, the Registration Statements.

          4.10 INFORMATION SUPPLIED. All documents that PPC or Pennzoil is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will comply in all material respects with the provisions of applicable law. All information supplied or to be supplied by PPC or Pennzoil in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will be, at the time of filing and at the Effective Time, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC.

          4.11 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.11 of the PPC Disclosure Schedule:

          (a) Each of PPC and its Subsidiaries has obtained all licenses, permits and other authorizations under Environmental Laws required for the conduct and operation of its business and is in compliance and at all times has been in compliance with the terms and conditions contained therein, and is in compliance and at all times has been in compliance with all applicable Environmental Laws, except where the failure to obtain such licenses, permits and other authorizations, the non-compliance with the terms and conditions contained therein or the non-compliance with other provisions of applicable Environmental Laws would not, individually or in the aggregate, create a Material Adverse Effect on PPC.

          (b) Each of PPC and its Subsidiaries is not subject to any environmental indemnification obligation regarding businesses formerly owned or operated by PPC or regarding properties formerly owned or leased by PPC except for indemnification obligations that would not, individually or in the aggregate, create a Material Adverse Effect on PPC.

          (c) There is no condition on, at or under any property (including, without limitation, the air, soil and ground water) currently or formerly owned, leased or used by PPC or any of its Subsidiaries or created by PPC's or any PPC Subsidiary's operations that would create liability for PPC under applicable Environmental Laws, except for liability that would not, individually or in the aggregate, create a Material Adverse Effect on PPC.

          (d) There are no past or present actions, activities, circumstances, events or incidents (including but not limited to the release, emission, discharge, presence or disposal of any Hazardous Material) that are reasonably likely to form the basis of a claim under Environmental Laws that individually or in the aggregate, would create a Material Adverse Effect on PPC.

          (e) PPC has made available to Quaker State all material site assessments, compliance audits, and other similar studies in its possession, custody or control relating to (i) the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by PPC, any of its Subsidiaries or any predecessor in interest thereto and
(ii) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by PPC, any of its Subsidiaries or any other person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of PPC or any of its Subsidiaries, or their respective businesses and operations.

          4.12 TAX MATTERS.

          (a) Except as set forth in Section 4.12 of the PPC Disclosure Schedule, (i) all material Returns relating to PPC and the PPC Subsidiaries required to be filed have been filed, (ii) all such Returns are true and correct in all material respects, (iii) all Taxes shown as due and payable on such Returns, and all material Taxes (whether or not reflected on such Returns) relating to PPC or any PPC Subsidiaries required to be paid, have been paid,
(iv) all Taxes relating to PPC and the PPC Subsidiaries for any taxable period (or a portion thereof) beginning on or prior to the date of the Closing (which are not yet due and payable) have been properly reserved for in the 1997 Pro Forma Financial Statements and (v) PPC and the PPC Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

          (b) Except as set forth in Section 4.12 of the PPC Disclosure Schedule, no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to PPC or any PPC Subsidiary, and no power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority.

          (c) Except as set forth in Section 4.12 of the PPC Disclosure Schedule, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Return of PPC or any PPC Subsidiary as to which any taxing authority has asserted in writing any claim which, if adversely determined, would have a Material Adverse Effect on PPC and
(ii) no Governmental Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which PPC or any PPC Subsidiary may be liable with respect to income and other material Taxes which have not been fully paid or finally settled.

          (d) Except as set forth in Section 4.12 of the PPC Disclosure Schedule, none of PPC or any PPC Subsidiary (i) is a party to or bound by or has any obligation under any written Tax Separation, sharing or similar agreement or arrangement other than the Tax Separation Agreement, (ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Returns or paying Taxes or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law.

          (e) Except as set forth in Section 4.12 of the PPC Disclosure Schedule, none of the PPC Assets is subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of PPC).

          4.13 BENEFIT PLANS.

          (a) Section 4.13(a) of the PPC Disclosure Schedule lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by PPC or any of its Subsidiaries, to which PPC or any of its Subsidiaries is a party or in which any person who is currently, has been or, on or prior to the Effective Time, is expected to become an employee of PPC (a "PPC Employee") is a participant (the "PPC Benefit Plans"). Neither PPC, any of its Subsidiaries nor any ERISA Affiliate thereof has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing PPC Benefit Plan that would affect any PPC Employee. PPC has heretofore delivered or made available to Quaker State true and complete copies of each PPC Benefit Plan and any amendments thereto (or if the plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the IRS with respect to each such plan intended to qualify under Section 401 of the Code.

          (b) No liability under Title IV (including, without limitation, Sections 4069 and 4212(c) of ERISA) or Section 302 of ERISA has been incurred by PPC, any of its Subsidiaries or any ERISA Affiliate thereof that has not been satisfied in full, and no condition exists that presents a material risk to PPC, any of its Subsidiaries or any ERISA Affiliate thereof of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Except as set forth on Section 4.13(b) of the PPC Disclosure Schedule, the present value of accrued benefits under each PPC Benefit Plan that is subject to Title IV of ERISA, determined based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (c) Except as set forth on Section 4.13(c) of the PPC Disclosure Schedule, (i) no PPC Benefit Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, and (ii) none of PPC, any of its Subsidiaries or any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, which has not been satisfied in full.

          (d) Except as set forth in Section 4.13(d) of the PPC Disclosure Schedule, each PPC Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code. All contributions required to be made with respect to any PPC Benefit Plan have been timely made. There are no pending or, to the knowledge of PPC or Pennzoil, threatened claims by, on behalf of or against any of the PPC Benefit Plans or any assets thereof, other than routine benefit claim matters, that, if adversely determined could, individually or in the aggregate, result in a material liability for PPC or any of its Subsidiaries and no matter is pending (other than routine qualification determination filings, copies of which have been furnished to Quaker State or will be promptly furnished to Quaker State when made) with respect to any of the PPC Benefit Plans before the IRS, the United States Department of Labor or the PBGC.

          (e) Each PPC Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, each trust maintained under any PPC Benefit Plan intended to satisfy the requirements of
Section 501(c)(9) of the Code has satisfied such requirements and, in either such case, no event has occurred or condition is known to exist that would reasonably be expected to adversely affect such tax-qualified status for any such PPC Benefit Plan or any such trust.

          (f) Except as set forth in Section 4.13(f) of the PPC Disclosure Schedule, no PPC Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of PPC or any Subsidiary of PPC for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          4.14 LABOR MATTERS. Except as set forth in Section 4.14 of the PPC Disclosure Schedule, neither PPC nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization, nor is PPC or any of its Subsidiaries the subject of any proceeding asserting that PPC or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving PPC or any of its Subsidiaries pending or, to the best of PPC's or Pennzoil's knowledge, threatened, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC. There are no labor controversies pending or, to the best of PPC's or Pennzoil's knowledge, threatened against PPC or any of its Subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC. Except as set forth in Section 4.14 of the PPC Disclosure Schedule, since January 1, 1996, there have been no claims initiated by any labor organization to represent any employees of PPC not currently represented by a labor organization.

          4.15 INTELLECTUAL PROPERTY MATTERS. PPC and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and service marks, know-how and other proprietary rights and information used or held for use in connection with the business of PPC and its Subsidiaries as currently conducted or as proposed to be conducted immediately after the Effective Time (including in connection with services provided by PPC and its Subsidiaries to third parties), except where the failure to own or possess such items, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC. To the best of Pennzoil's or PPC's knowledge, there is no assertion or claim challenging the validity of any of the foregoing that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC. The conduct of the business of PPC and its Subsidiaries as currently conducted or as proposed to be conducted immediately after the Effective Time does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, copyright, service mark, trade secret, know-how or other proprietary rights or information of any third party that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC. To the best of Pennzoil's or PPC's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to PPC or any PPC Subsidiary that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC.

          4.16 MATERIAL CONTRACT DEFAULTS. Neither Pennzoil, PPC nor any of their respective Subsidiaries is in default in any respect under any Contract to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound, which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on PPC, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          4.17 BROKERS OR FINDERS. Except as set forth in Section 4.17 of the PPC Disclosure Schedule (which includes a description of any amounts payable), no agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Pennzoil, PPC or any of their respective Subsidiaries, directors, officers or employees, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or any other Transaction Agreement.

          4.18 CERTAIN BOARD FINDINGS. The Board of Directors of PPC, at a meeting duly called and held, (i) has approved this Agreement and the other Transaction Agreements and (ii) has determined that the Transaction Agreements and the transactions contemplated hereby and thereby, taken together, are fair to, and in the best interests of, PPC and the holder of its capital stock.

          4.19 VOTE REQUIRED. The only vote of stockholders of PPC required under any of the DGCL, the NYSE rules or PPC's Certificate of Incorporation and Bylaws to approve the transactions contemplated by the Transaction Agreements, including, without limitation, to consummate the Merger, to issue PPC Common Stock to the stockholders of Quaker State pursuant to the Merger and to amend the Certificate of Incorporation of PPC to change the name of PPC is the affirmative vote of the sole holder of the outstanding shares of PPC Common Stock prior to the Distribution Date.

          4.20 STOCKHOLDER APPROVAL. As of the date hereof, the sole stockholder of PPC is Pennzoil. Immediately after execution of this Agreement, Pennzoil will deliver to PPC a written consent of PPC's sole stockholder in compliance with Section 228 of the DGCL with respect to all aspects of the Transaction Agreements and the transactions contemplated hereby and thereby which require the consent of PPC's stockholders under the DGCL, the NYSE rules, PPC's Certificate of Incorporation or PPC's bylaws. The approval of Pennzoil's stockholders is not required to effect the transactions contemplated by the Distribution Agreement, this Agreement, including, without limitation, the Distribution and the Merger, or any other Transaction Agreement. Upon delivery of such written consent, the approval of PPC's stockholders after the Distribution Date will not be required to effect the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, unless this Agreement is amended in accordance with Section 251(d) of the DGCL after the Distribution Date and such approval is required, solely as a result of such amendment, under the DGCL, the NYSE rules, PPC's Certificate of Incorporation or PPC's Bylaws or by the IRS.

          4.21 CERTAIN PAYMENTS. Except as disclosed in Section 4.21 of the PPC Disclosure Schedule and except as contemplated by the other Transaction Agreements, no PPC Benefit Plan or employment arrangement, no similar plan or arrangement sponsored or maintained by Pennzoil in which any PPC Employee is a participant and no contractual arrangements between PPC and any third party exists that could result in the payment to any current, former or future director, officer, shareholder or employee of PPC or any of its Subsidiaries, or of any entity the assets or capital stock of which have been acquired by PPC or a PPC Subsidiary, of any money or other property or rights or accelerate or provide any other rights or benefits to any such individual as a result of the consummation of the transactions contemplated by the Transaction Agreements (including the Distribution), whether or not (a) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or (b) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          4.22 JOINT VENTURES. PPC is a party to the joint venture agreements listed in Section 4.22 of the PPC Disclosure Schedule (the "JV Agreements"). Each of the JV Agreements is in full force and effect and, to the knowledge of Pennzoil and PPC, enforceable against the other party or parties thereto (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The PPC Financial Statements and the Pro Forma Financial Statements accurately reflect and will accurately reflect in all material respects all assets and liabilities of PPC under the JV Agreements. No consent from any party to any JV Agreement is required thereunder to consummate the transactions contemplated by any of the Transaction Agreements. None of the other parties to any of the JV Agreements has any right, or shall have any right as a result of the execution, delivery or performance of this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, to purchase any of PPC's interest in any joint venture listed in Section 4.22 of the PPC Disclosure Schedule or to terminate any JV Agreement.

          4.23 REINCORPORATION. In March 1998, PPC was "reincorporated" in Delaware by (i) Pennzoil Products Company, a Nevada corporation ("PPC - Nevada"), forming a wholly owned Delaware subsidiary ("PPC - Delaware"),
(ii) PPC - Nevada merging into PPC - Delaware, with PPC - Delaware being the surviving corporation, and (iii) PPC - Delaware thereafter changing its name to Pennzoil Products Company (the "Reincorporation"). The Reincorporation of PPC in Delaware was consummated in accordance with the DGCL and all applicable provisions of Nevada corporate law. The Reincorporation was duly authorized by all requisite corporate action on the part of PPC. All consents under any Contract to which PPC or any of its Subsidiaries was then a party and all governmental consents, approvals, authorizations, permits, declarations, filings or notifications necessary to consummate the Reincorporation were duly obtained or made, except where the failure to so obtain or make, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC.

          4.24 ASSETS. Except as set forth in Section 4.24 of the PPC Disclosure Schedule, after giving effect to the transactions described in or contemplated by the Distribution Agreement, PPC, together with its Subsidiaries, will own all PPC Assets. Section 4.24 of the PPC Disclosure Schedule lists all services currently provided to PPC or any PPC Subsidiary by Pennzoil or any of its Affiliates. Each of PPC and Pennzoil and their respective Subsidiaries (as the case may be) has maintained all the PPC Assets in working order and operating condition, subject only to ordinary wear and tear, and all PPC Assets are adequate and suitable in all material respects for the purposes for which they are presently being used. The PPC Assets constitute all the assets, properties and rights related to or required for the conduct of the PPC Business except for the services to be provided pursuant to the Transition Services Agreement.

          4.25 FRANCHISING MATTERS. Each of PPC and its Subsidiaries has made or caused to be made all required federal and state filings relating to its franchising arrangements, and neither PPC nor any of its Subsidiaries has received notice from any Governmental Authority alleging that any information given to franchisees or prospective franchisees (including franchising circulars) fails to comply with applicable law, except where any such failure, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC.

          4.26 LOANS. Section 4.26 of the PPC Disclosure Schedule sets forth each currently outstanding loan exceeding $100,000 in principal amount made by PPC or any of its Subsidiaries to any Person.

                                      ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF QUAKER STATE

          Quaker State represents and warrants to and agrees with PPC that, except as otherwise set forth in the Quaker State SEC Documents:

          5.1 ORGANIZATION, QUALIFICATION, ETC. Quaker State is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. The copies of the Quaker State Certificate of Incorporation and Bylaws included as part of Section 5.1 of the Quaker State Disclosure Schedule are complete and correct and in full force and effect on the date hereof. Each of Quaker State's Significant Subsidiaries is a corporation or (as indicated in Section 5.1 of the Quaker State Disclosure Schedule) other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. All of the Subsidiaries of Quaker State and their respective jurisdictions of incorporation or organization (together with a designation of those Subsidiaries constituting Significant Subsidiaries of Quaker State) are identified in Section 5.1 of the Quaker State Disclosure Schedule.

          5.2 CAPITAL STOCK AND OTHER MATTERS. The authorized capital stock of Quaker State consists of 95,000,000 shares of Quaker State Capital Stock. At the close of business on April 10, 1998, (i) 36,391,725 shares of Quaker State Capital Stock were issued and outstanding, 5,549,848 shares of Quaker State Capital Stock were reserved for issuance pursuant to the Quaker State Stock Plans and options to purchase 4,162,773 shares of Quaker State Capital Stock were outstanding, (ii) 1,709,956 shares of Quaker State Capital Stock were held by Quaker State in its treasury or by its Subsidiaries; and (iii) no bonds, debentures, notes or other indebtedness of Quaker State or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of Quaker State may vote ("Quaker State Voting Debt") were issued or outstanding. All of the issued and outstanding shares of Quaker State capital stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 5.2, there are not outstanding (i) any shares of capital stock, Quaker State Voting Debt or other voting securities of Quaker State,
(ii) except for the Quaker State Rights, any securities of Quaker State or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Quaker State Voting Debt or other voting securities of Quaker State or
(iii) except as specified in Section 5.2 of the Quaker State Disclosure Schedule and except for the Quaker State Rights, any options, warrants, calls, rights (including preemptive rights), commitments or other Contracts to which Quaker State or any of its Subsidiaries is a party or by which Quaker State or any of its Subsidiaries is bound obligating Quaker State or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, or otherwise relating to, shares of capital stock or any Quaker State Voting Debt or other voting securities of Quaker State or any of its Subsidiaries or obligating Quaker State or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or Contract. Except as set forth in Section
5.2 of the Quaker State Disclosure Schedule, there are no stockholder agreements, voting trusts or other Contracts to which Quaker State is a party or by which it is bound relating to the voting or transfer of any shares of capital stock of Quaker State.

          5.3 CORPORATE AUTHORITY; NO VIOLATION. Quaker State has the corporate power and authority to enter into this Agreement and, subject to obtaining the Requisite Approval, to carry out its obligations hereunder. The execution, delivery and performance by Quaker State of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Quaker State, subject to obtaining the Requisite Approval. This Agreement has been duly executed and delivered by Quaker State and constitutes a legal, valid and binding agreement of Quaker State, enforceable against Quaker State in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). None of the execution and delivery by Quaker State of this Agreement, the consummation by Quaker State of the transactions contemplated hereby or compliance by Quaker State with any of the provisions hereof will (a) violate or conflict with any provision of Quaker State's Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, except (i) as set forth in Section
5.3 of the Quaker State Disclosure Schedule or (ii) where the failure to so obtain, make or file such consents, approvals, authorizations, permits, registrations, declarations, filings or notifications, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State; (c) result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Quaker State or any of its Subsidiaries is a party, by which Quaker State or any of its Subsidiaries or any of their respective assets or properties is bound or affected, except (i) as set forth in Section 5.3 of the Quaker State Disclosure Schedule or (ii) for any such defaults, terminations, cancellations, amendments, accelerations or losses that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State; (d) result in the creation of a lien, pledge, security interest, claim or other encumbrance on any of the issued and outstanding shares of Quaker State Capital Stock or on any of the assets of Quaker State or its Subsidiaries pursuant to any Contract to which Quaker State or any of its Subsidiaries is a party or by which Quaker State or any of its Subsidiaries or any of the assets of Quaker State or its Subsidiaries is bound or affected except (i) as set forth in Section 5.3 of the Quaker State Disclosure Schedule or (ii) for any such liens, pledges, security interests, claims or encumbrances which, individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on Quaker State; or (e) violate or conflict with any order, writ, injunction, decree, law, ordinance, rule or regulation applicable to Quaker State or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, except (i) as set forth in Section 5.3 of the Quaker State Disclosure Schedule or (ii) violations and conflicts that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. Section
5.3 of the Quaker State Disclosure Schedule identifies all consents, approvals and authorizations of any Governmental Authority that are legally required to be obtained by Quaker State for the consummation of the transactions contemplated by this Agreement.

          5.4 QUAKER STATE REPORTS AND FINANCIAL STATEMENTS. Quaker State has previously made available to PPC complete and correct copies of:

          (a) Quaker State's Annual Reports on Form 10-K filed with the SEC under the Exchange Act for each of the years ended December 31, 1996 and 1997;

          (b) Quaker State's Quarterly Reports on Form 10-Q filed with the SEC under the Exchange Act for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          (c) each definitive proxy statement filed by Quaker State with the SEC under the Exchange Act since January 1, 1996;

          (d) all current reports on Form 8-K filed by Quaker State with the SEC under the Exchange Act since January 1, 1996; and

          (e) each other form, report, schedule, registration statement and definitive proxy statement filed by Quaker State or any of its Subsidiaries with the SEC since January 1, 1996 (collectively, and together with the items specified in clauses (a) through (d) above, the "Quaker State SEC Documents").

          As of their respective dates, the Quaker State SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of such Quaker State SEC Documents when filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Quaker State SEC Documents (including any related notes and schedules) fairly present in all material respects the financial position of Quaker State and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with past practice and GAAP during the periods involved (except as otherwise stated therein). Since January 1, 1997, Quaker State has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC. Except as set forth in the Quaker State SEC Documents or Section 5.4 of the Quaker State Disclosure Schedule, Quaker State and its Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business since December 31, 1997 or (ii) liabilities and obligations that, individually or in the aggregate (together with those described in clause (i)), would not be reasonably likely to have a Material Adverse Effect on Quaker State.

          5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically contemplated by this Agreement or as set forth in Section 5.5 of the Quaker State Disclosure Schedule, since December 31, 1997 (a) there has not been, occurred or arisen any change in, or any event (including any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State whether or not arising in the ordinary course of business and (b) neither Quaker State nor any of its Subsidiaries has taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have violated the provisions of Section 6.1 if they had then been applicable to Quaker State and its Subsidiaries during such period other than as a result of the announcement of the transactions contemplated by this Agreement.

          5.6  INVESTIGATIONS; LITIGATION.

          (a) No investigation or review by any Governmental Authority with respect to Quaker State or any of its Subsidiaries is pending, or to the best of Quaker State's knowledge, threatened, nor has any Governmental Authority indicated to Quaker State or any of its Subsidiaries an intention to conduct the same, except (i) as set forth in Section 5.6(a) of the Quaker State Disclosure Schedule and (ii) with respect to such investigations and reviews the outcome of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State.

          (b) Except as set forth in Section 5.6(b) of the Quaker State Disclosure Schedule, there is no action, suit or proceeding pending or, to the best of Quaker State's knowledge, threatened against or affecting Quaker State or any of its Subsidiaries at law or in equity, or before any Governmental Authority, that, if adversely determined, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Quaker

State or any of its Subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State.

          5.7 LICENSES; COMPLIANCE WITH LAWS. Quaker State and its Subsidiaries hold all Licenses that are required for the conduct of the businesses of Quaker State and its Subsidiaries, taken as a whole, as presently conducted and as proposed to be conducted, except such Licenses for which the failure to so hold, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. Quaker State and its Subsidiaries are in compliance with the terms of all such Licenses so held, except where the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. Quaker State and its Subsidiaries are in compliance with all, and have received no notice of any violation (as yet unremedied) of any, laws, ordinances or regulations of any Governmental Authority applicable to any of them or their respective operations the noncompliance with which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State.

          5.8 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. None of the information regarding Quaker State or its Subsidiaries or the transactions contemplated by this Agreement provided by Quaker State specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus or the Registration Statements will, in the case of the definitive Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the Proxy Statement/Prospectus and any amendment or supplement thereto, and at the time of the Quaker State Stockholders Meeting, or, in the case of each Registration Statement, at the time it becomes effective and at the time of the Quaker State Stockholders Meeting, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          5.9 INFORMATION SUPPLIED. All documents that Quaker State is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will comply in all material respects with the provisions of applicable law. All information supplied or to be supplied by Quaker State in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by any other Transaction Agreement will be, at the time of filing and at the Effective Time, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State.

          5.10 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.10 of the Quaker State Disclosure Schedule:

          (a) Each of Quaker State and its Subsidiaries has obtained all licenses, permits and other authorizations under Environmental Laws required for the conduct and operation of its business and is in compliance and at all times has been in compliance with the terms and conditions contained therein, and is in compliance and at all times has been in compliance with all applicable

Environmental Laws, except where the failure to obtain such licenses, permits and other authorizations, the non-compliance with the terms and conditions contained therein or the non-compliance with other provisions of applicable Environmental Laws would not, individually or in the aggregate, create a Material Adverse Effect on Quaker State.

          (b) Each of Quaker State and its Subsidiaries is not subject to any environmental indemnification obligation regarding businesses formerly owned or operated by Quaker State or regarding properties formerly owned or leased by Quaker State except for indemnification obligations that would not, individually or in the aggregate, create a Material Adverse Effect on Quaker State.

          (c) There is no condition on, at or under any property (including, without limitation, the air soil and ground water) currently or formerly owned, leased or used by Quaker State or any of its Subsidiaries or created by Quaker State's or any Quaker State Subsidiary's operations that would create liability for Quaker State under applicable Environmental Laws, except for liability that would not, individually or in the aggregate, create a Material Adverse Effect on Quaker State.

          (d) There are no past or present actions, activities, circumstances, events or incidents (including but not limited to the release, emission, discharge, presence or disposal of any Hazardous Material) that are reasonably likely to form the basis of a claim under Environmental Laws that, individually or in the aggregate, would create a Material Adverse Effect on Quaker State.

          (e) Quaker State has made available to PPC all material site assessments, compliance audits, and other similar studies in its possession, custody or control relating to (i) the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by Quaker State, any of its Subsidiaries or any predecessor in interest thereto and (ii) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Quaker State, any of its Subsidiaries or any other person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of Quaker State or any of its Subsidiaries, or their respective businesses and operations.

          5.11 TAX MATTERS.

          (a) Except as set forth in Section 5.11 of the Quaker State Disclosure Schedule, (i) all material Returns relating to Quaker State and the Quaker State Subsidiaries required to be filed have been filed, (ii) all such Returns are true and correct in all material respects, (iii) all Taxes shown as due and payable on such Returns, and all material Taxes (whether or not reflected on such Returns) relating to Quaker State or any Quaker State Subsidiary required to be paid, have been paid, (iv) all Taxes relating to Quaker State and the Quaker State Subsidiaries for any taxable period (or a portion thereof) beginning on or prior to the date of the Closing (which are not yet due and payable) have been properly reserved for in the books and records of Quaker State, and (v) Quaker State and the Quaker State Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

          (b) Except as set forth in Section 5.11 of the Quaker State Disclosure Schedule, no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Quaker State or any Quaker State Subsidiary and no power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. The time for filing any Return relating to Quaker State has not been extended to a date later than the date of this Agreement.

          (c) Except as set forth in Section 5.11 of the Quaker State Disclosure Schedule, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Return of Quaker State or any Quaker State Subsidiary as to which any taxing authority has asserted in writing any claim which, if adversely determined, would have a Material Adverse Effect on Quaker State, and (ii) no Governmental Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Quaker State or any Quaker State Subsidiary may be liable with respect to income and other Material Taxes which have not been fully paid or finally settled.

          (d) Except as set forth in Section 5.11 of the Quaker State Disclosure Schedule, none of Quaker State or any Quaker State Subsidiary (i) is a party to or bound by or has any obligation under any written Tax Separation, sharing or similar agreement or arrangement, (ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Returns or paying Taxes or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law.

          (e) Except as set forth in Section 5.11 of the Quaker State Disclosure Schedule, none of the assets of Quaker State or any of its Subsidiaries are subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of Quaker State).

          5.12 BENEFIT PLANS.

          (a) Section 5.12(a) of the Quaker State Disclosure Schedule lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Quaker State or any of its Subsidiaries, to which Quaker State or any of its Subsidiaries is a party or in which any person who is currently, has been or, prior to the Effective

Time, is expected to become an employee of Quaker State (a "Quaker State Employee") is a participant (the "Quaker State Benefit Plans"). Neither Quaker State, any of its Subsidiaries nor any ERISA Affiliate thereof has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Quaker State Benefit Plan that would affect any Quaker State Employee. Quaker State has heretofore delivered or made available to Pennzoil and PPC true and complete copies of each Quaker State Benefit Plan and any amendments thereto (or if the plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the IRS with respect to each such plan intended to qualify under Section 401 of the Code.

          (b) No liability under Title IV (including, without limitation, Sections 4069 and 4212(c) of ERISA) or Section 302 of ERISA has been incurred by Quaker State or any ERISA Affiliate thereof that has not been satisfied in full, and no condition exists that presents a material risk to Quaker State, any of its Subsidiaries or any ERISA Affiliate thereof of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Except as set forth on Section 5.12(b) of the Quaker State Disclosure Schedule, the present value of accrued benefits under each Quaker State Benefit Plan that is subject to Title IV of ERISA, determined based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (c) Except as set forth on Section 5.12(c) of the Quaker State Disclosure Schedule, (i) no Quaker State Benefit Plan is a "multiemployer pension plan, " as defined in Section 3(37) of ERISA and (ii) none of Quaker State, any of its Subsidiaries or any ERISA Affiliate thereof has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, which has not been satisfied in full.

          (d) Except as set forth in Section 5.12(d) of the Quaker State Disclosure Schedule, each Quaker State Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code. All contributions required to be made with respect to any Quaker State Benefit Plan have been timely made. There are no pending or, to the knowledge of Quaker State, threatened claims by, on behalf of or against any of the Quaker State Benefit Plans or any assets thereof, other than routine benefit claim matters, that, if adversely determined could, individually or in the aggregate, result in a material liability for Quaker State or any of its Subsidiaries and no matter is pending (other than routine qualification determination filings, copies of which have been furnished to the Pennzoil and PPC or will be promptly furnished to the Pennzoil and PPC when made) with respect to any of the Quaker State Benefit Plans before the IRS, the United States Department of Labor or the PBGC.

          (e) Each Quaker State Benefit Plan intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, each trust maintained under any Quaker State Benefit Plan intended to satisfy the requirements of
Section 501(c)(9) of the Code has satisfied such requirements and, in either such case, no event has occurred or condition is known to exist that would reasonably be expected to adversely affect such tax-qualified status for any such Quaker State Benefit Plan or any such trust.

          (f) Except as set forth in Section 5.12(f) of the Quaker State Disclosure Schedule, no Quaker State Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Quaker State or any Quaker State Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Quaker State has the right, and will have the right after the Effective Time to terminate any Quaker State Plan or to amend any such Quaker State Plan to reduce future benefits, (including, without limitation, any Quaker State Plan that provides post-retirement medical and life insurance benefits) without incurring or otherwise being responsible for any material liability with respect thereto.

          (g) Quaker State's defined benefit pension plans listed in Section 5.12(g) of the Quaker State Disclosure Schedule have been amended to eliminate any provisions that relate to a change in control of Quaker State. Quaker State's Rabbi Trust listed in Schedule 5.12(g) of the Quaker State Disclosure Schedule will require the provision of a letter of credit in connection with a change in control of Quaker State in an amount not to exceed the amount set forth on Schedule 5.12(g).

          5.13 LABOR MATTERS. Except as set forth in Section 5.13 of the Quaker State Disclosure Schedule, neither Quaker State nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization, nor is Quaker State or any of its Subsidiaries the subject of any proceeding asserting that Quaker State or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving Quaker State or any of its Subsidiaries pending or, to the best of Quaker State's knowledge, threatened, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State. There are no labor controversies pending or, to the best of Quaker State's knowledge, threatened against Quaker State or any of its Subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State. Except as set forth in Section 5.13 of the Quaker State Disclosure Schedule, since January 1, 1996, there have been no claims initiated by any labor organization to represent any employees of Quaker State not currently represented by a labor organization.

          5.14 INTELLECTUAL PROPERTY MATTERS. Quaker State and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Quaker State and its Subsidiaries as currently conducted or as proposed to be conducted immediately after the Effective Time (including in connection with services provided by Quaker State and its Subsidiaries to third parties), except where the failure to own or possess such items, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State. To the best of Quaker State's knowledge, there is no assertion or claim challenging the validity of any of the foregoing that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State. The conduct of the business of Quaker State and its Subsidiaries as currently conducted or as proposed to be conducted immediately after the Effective Time does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, copyright, service mark, trade secret, know-how or other proprietary rights or information of any third party that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State. To the best of Quaker State's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Quaker State or any Quaker State Subsidiary that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State.

          5.15 MATERIAL CONTRACT DEFAULTS. Neither Quaker State nor any of its Subsidiaries is in default in any respect under any Contract to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Quaker State, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          5.16 CERTAIN PAYMENTS. Except as disclosed in Section 5.16 of the Quaker State Disclosure Schedule, no Quaker State Benefit Plan or employment arrangement, and no contractual arrangements between Quaker State and any third party, exists that could result in the payment to any current, former or future director, officer, shareholder or employee of Quaker State or any of its Subsidiaries, or of any entity the assets or capital stock of which have been acquired by Quaker State or a Quaker State Subsidiary, of any money or other property or rights or accelerate or provide any other rights or benefits to any such individual as a result of the consummation of the transactions contemplated by the Transaction Agreements whether or not (a) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or (b) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          5.17 OPINION OF QUAKER STATE FINANCIAL ADVISOR. Quaker State has received the oral opinions of Goldman, Sachs & Co. and Chase Securities Inc., to the effect that, as of the date hereof, the Exchange Ratio (as defined in the opinions) is fair, from a financial point of view, to holders of Quaker State Common Stock. Written opinions, dated as of the date hereof, to the same effect, will be delivered as promptly as practicable to PPC.

          5.18 BROKERS OR FINDERS. Except as set forth in Section 5.18 of the Quaker State Disclosure Schedule (which includes a description of any amounts payable), no agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Quaker State, or any of its Subsidiaries, directors, officers or employees, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or any other Transaction Agreement.

          5.19 QUAKER STATE RIGHTS AGREEMENT. The Board of Directors of Quaker State has taken all necessary action to amend the Quaker State Rights Agreement so that (a) the approval, execution or delivery of this Agreement, or the consummation of any transaction contemplated hereby, will not cause (i) the rights to purchase shares of Quaker State Capital Stock (the "Quaker State Rights") issued pursuant to the Quaker State Rights Agreement to become exercisable, distributed or triggered under the Quaker State Rights Agreement,
(ii) PPC or any of its Affiliates or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Quaker State Rights Agreement) or (iii) the "Distribution Date" or the "Stock Acquisition Time" (each as defined in the Quaker State Rights Agreement) to occur upon any such event and (b) immediately prior to the Effective Time, the Quaker State Rights will expire or terminate. Quaker State represents and warrants that none of a "Distribution Date,"a "Stock Acquisition Time," a "Section 11(a)(ii) Event," a "Section 11(a)(ii) Trigger Date" or a "Section 13 Event" (each as defined in the Quaker State Rights Agreement) has occurred under the Quaker State Rights Agreement.

          5.20 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or other similar antitakeover statute or regulation enacted under Delaware law, or to the knowledge of Quaker State, under the law of any other jurisdiction, will apply to this Agreement, the Merger or the transactions contemplated hereby. The action of the Board of Directors of Quaker State in approving the Merger and this Agreement is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in
Section 203 of the DGCL.

          5.21 CERTAIN BOARD FINDINGS. The Board of Directors of Quaker State, at a meeting duly called and held, (i) has approved this Agreement, (ii) has determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to, and in the best interests of, the stockholders of Quaker State and (iii) has resolved to recommend that the stockholders of Quaker State entitled to vote thereon adopt this Agreement, subject to Section 6.11(b).

          5.22 VOTE REQUIRED. The only vote of the stockholders of Quaker State required under any of the DGCL, the NYSE rules or Quaker State's Certificate of Incorporation for adoption of this Agreement and the approval of the transactions contemplated by this Agreement is the affirmative vote of a majority of the voting power of all outstanding shares of Quaker State Capital

Stock at the Quaker State Stockholders Meeting (sometimes referred to herein as the "Requisite Approval").

                                      ARTICLE 6

                               COVENANTS AND AGREEMENTS

          6.1 CONDUCT OF BUSINESS BY QUAKER STATE PENDING THE MERGER. Following the date of this Agreement and prior to the earlier of the Effective Time or the Termination Date, except as specifically contemplated or permitted by this Agreement or the other Transaction Agreements or described in Section
6.1 of the Quaker State Disclosure Schedule or to the extent that PPC shall otherwise consent in writing, Quaker State agrees as to itself and its Subsidiaries that:

          (a) ORDINARY COURSE. Each of Quaker State and its Subsidiaries shall conduct its operations in accordance with its ordinary course of business consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization, maintain its rights and franchises, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect. Quaker State shall not, nor shall it permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN STOCK. Quaker State shall not, nor shall it permit any of its Subsidiaries to, nor shall Quaker State or any of its Subsidiaries propose to, (i) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock or partnership interests (whether in cash, securities or property), except for (x) the declaration and payment of regular quarterly cash dividends not in excess of $0.10 per share on shares of Quaker State Capital Stock and (y) the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock or partnership interests all of which shares of capital stock or partnership interests (with the exception of directors' qualifying shares and other similarly nominal holdings required by law to be held by Persons other than Quaker State or its wholly owned Subsidiaries), as the case may be, of the applicable corporation or partnership are owned directly or indirectly by Quaker State; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or
(iii) redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock (including any securities convertible or exchangeable into such capital stock), except as required by the terms of the securities outstanding on the date hereof or as contemplated by a Quaker State Benefit Plan.

          (c) ISSUANCE OF SECURITIES. Quaker State shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Quaker State Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Quaker State Voting Debt or convertible securities, other than (i) the issuance of shares of Quaker State Capital Stock (and associated Quaker State Rights) upon the exercise of stock options or satisfaction of other Awards granted under the Quaker State Benefit Plans that are outstanding on the date hereof pursuant to the Quaker State Benefit Plans or based upon the employment, executive termination or other agreements identified in Section 6.1(c) of the Quaker State Disclosure Schedule; and (ii) issuances by a wholly owned Subsidiary of its capital stock to Quaker State.

          (d) GOVERNING DOCUMENTS. Quaker State shall not amend or propose to amend its Certificate of Incorporation or Bylaws, nor shall it permit any of its Subsidiaries to amend or propose to amend its charter or bylaws in any manner that would hinder the consummation of the transactions contemplated by, or otherwise defeat the purposes of, this Agreement.

          (e) ACQUISITIONS. Other than (i) any single acquisition where the fair market value of the total consideration payable in any such acquisition does not exceed $5.0 million, (ii) any series of acquisitions, whether or not related, where the fair market value of the total consideration payable in all such acquisitions does not exceed $10.0 million in the aggregate and (iii) the transactions listed in Section 6.1(e) of the Quaker State Disclosure Schedule, Quaker State shall not, nor shall it permit any of its Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; PROVIDED, HOWEVER, that in any event, Quaker State shall not, nor shall it permit any of its Subsidiaries to, make any such acquisition, agreement or purchase if it would hinder in any material respect the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements.

          (f) DISPOSITIONS. Quaker State shall not, nor shall it permit any of its Subsidiaries to, in a single transaction or a series of related transactions, sell (including sale-leaseback), lease, pledge, encumber or otherwise dispose of, or agree to sell (or engage in a sale-leaseback), lease (whether such lease is an operating or capital lease), pledge, encumber or otherwise dispose of, any of its assets that individually has a fair market value in excess of $5.0 million or in the aggregate have a fair market value in excess of $10.0 million other than (i) dispositions in the ordinary course of business consistent with past practice, (ii) dispositions of securities held for investment purposes only and (iii) the transactions listed in Section 6.1(f) of the Quaker State Disclosure Schedule; PROVIDED, that Quaker State shall not consummate or agree to consummate any such transaction with respect to any securities of any of its Subsidiaries.

          (g) INDEBTEDNESS; LEASES. Quaker State shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Quaker State or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or otherwise incur any material obligation or liability (absolute or contingent) other than in connection with (i) any customer Contract or vendor Contract entered into in the ordinary course of business consistent with past practice, (ii) equipment leasing in the ordinary course of business consistent with past practice, (iii) the redemption or repurchase of indebtedness or debt securities outstanding on the date hereof with the proceeds of newly incurred indebtedness or newly issued debt securities, and (iv) borrowings in the ordinary course of business under commercial paper programs or bank lines of credit.

          (h) EMPLOYEE ARRANGEMENTS. Except as required pursuant to the collective bargaining process and as consistent with the historic bargaining practices of Quaker State and its Subsidiaries, Quaker State and its Subsidiaries shall not:

               (i) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business consistent with past practice;

               (ii) pay or agree to pay to any director, officer or key employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, Contracts or arrangements as in effect on the date hereof;

               (iii) except in the ordinary course of business consistent with past practice, enter into any new, or materially amend any existing, employment or severance or termination Contract with any director, officer or key employee; or

               (iv) except (x) in the ordinary course of business consistent with past practice or (y) as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (i) COMPLIANCE WITH LAWS; LICENSES. Quaker State shall not, nor shall it permit any of its Subsidiaries to, (i) fail to comply with any laws, ordinances or regulations applicable to it or to the conduct of its business, except for any such failure to comply that, individually or in the aggregate, would not have a Material Adverse Effect on Quaker State or (ii) permit to expire or terminate without renewal any License that is necessary to the operation of a material portion of the business of such party, any facilities associated therewith or any other business.

          (j) NO LIQUIDATION OR DISSOLUTION. Quaker State shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Quaker State or any of its Subsidiaries.

          (k) ACCOUNTING METHODS. Quaker State shall not make any material change in its methods of accounting in effect at December 31, 1997, except as required by the Financial Accounting Standards Board or changes in GAAP as concurred in by Quaker State's independent auditors. Quaker State shall not change its fiscal year.

          (l) AFFILIATE TRANSACTIONS. Quaker State shall not, nor shall it permit any of its Subsidiaries to, enter into or amend any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of Quaker State, on terms materially less favorable to Quaker State or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (m) CONTRACTS. Quaker State shall not, nor shall it permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material Contract to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims. Quaker State shall not, nor shall it permit any of its Subsidiaries to, enter into any Contract not in the ordinary course of business involving total consideration of $1.0 million or more with a term longer than one year which is not terminable by Quaker State or any such Subsidiary of Quaker State without penalty upon no more than 30 days' prior notice.

          (n) INSURANCE. Quaker State shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          (o) TAX MATTERS. Without PPC's prior written consent, which consent shall not be unreasonably withheld or delayed, Quaker State shall not (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not adversely affect Quaker State, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Quaker State has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not result in a Material Adverse Effect on Quaker State, (iii) amend any material Returns or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997, except as may be required by applicable law or except for such changes that are reasonably expected not to result in a Material Adverse Effect on Quaker State, PROVIDED, HOWEVER, that Quaker State may make or rescind any such election, settle or compromise any such claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, change any such method of reporting or amend any such Return without PPC's prior written consent if the amount of Tax liabilities relating to such action does not exceed $1.0 million.

          (p) DISCHARGE OF LIABILITIES. Unless otherwise provided in this Agreement, Quaker State shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Quaker State included in Quaker State's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, or incurred in the ordinary course of business.

          (q) TAX-FREE REORGANIZATION TREATMENT. Quaker State shall not take or cause to be taken any action before the Effective Time that would disqualify the Merger from constituting a tax-free reorganization under Section 368 of the Code.

          (r) ADVICE OF CHANGES. Subject to Section 2.2 of the Confidentiality Agreement, Quaker State shall promptly advise PPC orally and in writing of any change or event having, or that, insofar as can reasonably be foreseen, could have, either individually or together with other changes or events, a Material Adverse Effect on Quaker State.

          (s) NO ACTION. Subject to the terms and conditions of this Agreement, Quaker State shall not, nor will it permit any of its Subsidiaries to, intentionally take or agree or commit to take any action that would be reasonably likely to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article 7 not being satisfied at the Effective Time.

          (t) AGREEMENTS. Quaker State shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

          6.2 CONDUCT OF BUSINESS BY PPC AND PENNZOIL PENDING THE MERGER. Following the date of this Agreement and prior to the earlier of the Effective Time or the Termination Date, except as specifically contemplated or permitted by this Agreement or the other Transaction Agreements or described in Section
6.2 of the PPC Disclosure Schedule or to the extent that Quaker State shall otherwise consent in writing, Pennzoil and PPC agree:

          (a) ORDINARY COURSE. Pennzoil (in regard to the PPC Business only) and each of PPC and its Subsidiaries shall conduct its operations in accordance with its ordinary course of business consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization, maintain its rights and franchises, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect. PPC shall not, nor shall it permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN STOCK. PPC shall not, nor shall it permit any of its Subsidiaries to, nor shall it or any of its Subsidiaries propose to,
(i) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock or partnership interests (whether in cash, securities or property), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock or partnership interests all of which shares of capital stock or partnership interests (with the exception of directors' qualifying shares and other similarly nominal holdings required by law to be held by Persons other than PPC or its wholly owned Subsidiaries), as the case may be, of the applicable corporation or partnership are owned directly or indirectly by PPC; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except as contemplated by the Distribution Agreement or (iii) redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock (including any securities convertible or exchangeable into such capital stock).

          (c) ISSUANCE OF SECURITIES. Neither Pennzoil nor PPC shall, nor shall they permit any of their respective Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of PPC's capital stock or capital stock of any PPC Subsidiary of any class, any PPC Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, PPC Voting Debt or convertible securities, other than (i) pursuant to this Agreement, pursuant to the other Transaction Agreements and pursuant to the PPC 1998 Incentive Plan; (ii) the issuance of shares of Pennzoil Common Stock upon the exercise of stock options of Pennzoil or satisfaction of other awards of Pennzoil that are outstanding on the date hereof or under Pennzoil's dividend reinvestment plan; and (iii) issuances by a wholly owned Subsidiary of PPC of its capital stock to PPC. Without limiting the foregoing, Pennzoil shall not issue, deliver or sell, or authorize or propose to issue, deliver or sell any additional options or other equity-based awards that could be converted into any option to acquire PPC Common Stock pursuant to the Employee Benefits Agreement.

          (d) GOVERNING DOCUMENTS. Neither Pennzoil nor PPC shall amend or propose to amend PPC's Certificate of Incorporation or Bylaws, nor shall it permit any of its Subsidiaries to amend or propose to amend its charter or bylaws except as explicitly provided herein, in the Distribution Agreement or otherwise, with a Quaker State consent.

          (e) ACQUISITIONS. Other than (i) any single acquisition where the fair market value of the total consideration payable in any such acquisition does not exceed $5.0 million and (ii) any series of acquisitions, whether or not related, where the fair market value of the total consideration payable in all such acquisitions does not exceed $10.0 million in the aggregate, PPC shall not, nor shall it permit any of its Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; PROVIDED, HOWEVER, that in any event, PPC shall not, nor shall it permit any of its

Subsidiaries to, make any such acquisition, agreement or purchase if it would hinder in any material respect the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements.

          (f) DISPOSITIONS. Pennzoil (in regard to the PPC Business only) shall not, and PPC shall not, nor shall they permit any of their Subsidiaries to, in a single transaction or a series of related transactions, sell (including sale-leaseback), lease, pledge, encumber or otherwise dispose of, or agree to sell (or engage in a sale-leaseback), lease (whether such lease is an operating or capital lease), pledge, encumber or otherwise dispose of, any of its assets that individually has a fair market value in excess of $5.0 million or in the aggregate have a fair market value in excess of $10.0 million other than (i) dispositions in the ordinary course of business consistent with past practice and (ii) dispositions of securities held for investment purposes only; PROVIDED, that, except as otherwise provided in this Agreement and the other Transaction Agreements, Pennzoil shall not consummate or agree to consummate any such Transaction with respect to any securities of PPC or any of its Subsidiaries.

          (g) INDEBTEDNESS; LEASES. Pennzoil (in regard to the PPC Business only) shall not, and PPC shall not, nor shall they permit any of their Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of PPC or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or otherwise incur any material obligation or liability (absolute or contingent) other than in connection with any customer Contract or vendor Contract entered into in the ordinary course of business consistent with past practice, equipment leasing in the ordinary course of business consistent with past practice, the redemption or repurchase of indebtedness or debt securities outstanding on the date hereof with the proceeds of newly incurred indebtedness or newly issued debt securities, and borrowings in the ordinary course of business under commercial paper programs, bank lines of credit, other short-term credit arrangements or financing from Pennzoil (PROVIDED, that such financing from Pennzoil is treated as described in Section 2.06(b) of the Distribution Agreement).

          (h) EMPLOYEE ARRANGEMENTS. Except as required pursuant to the collective bargaining process and as consistent with the historic bargaining practices of PPC and its Subsidiaries, PPC and its Subsidiaries shall not:

               (i) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business consistent with past practice;

               (ii) pay or agree to pay to any director, officer or key employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, Contracts or arrangements as in effect on the date hereof;

               (iii) except in the ordinary course of business consistent with past practice, enter into any new, or materially amend any existing, employment or severance or termination Contract with any director, officer or key employee; or

               (iv) except (x) in the ordinary course of business consistent with past practice or (y) as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (i) COMPLIANCE WITH LAWS; LICENSES. Pennzoil (in regard to the PPC Business only) shall not, and PPC shall not, nor shall they permit any of their Subsidiaries to, (i) fail to comply with any laws, ordinances or regulations applicable to it or to the conduct of its business, except for any such failure to comply that, individually or in the aggregate, would not have a Material Adverse Effect on PPC or (ii) permit to expire or terminate without renewal any License that is necessary to the operation of a material portion of the business of PPC or its Subsidiaries, any facilities associated therewith, the PPC Business, or any other business.

          (j) NO LIQUIDATION OR DISSOLUTION. Neither Pennzoil nor PPC shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of PPC or any of its Subsidiaries.

          (k) ACCOUNTING METHODS. Neither Pennzoil nor PPC shall make any material change in PPC's methods of accounting in effect at December 31, 1997, except as required by the Financial Accounting Standards Board or changes in GAAP as concurred in by PPC's independent auditors. Neither Pennzoil nor PPC shall change PPC's fiscal year.

          (l) AFFILIATE TRANSACTIONS. Except as provided in this Agreement and the other Transaction Agreements, PPC shall not, nor shall it permit any of its Subsidiaries to, enter into or amend any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of PPC, on terms materially less favorable to PPC or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (m) CONTRACTS. Neither Pennzoil nor PPC shall, nor shall they permit any of their respective Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material Contract to which PPC or any of its Subsidiaries is a party or which otherwise is or will be, a PPC

Asset, or waive, release or assign any material rights or claims. PPC shall not, nor shall it permit any of its Subsidiaries to, enter into any Contract not in the ordinary course of business involving total consideration of $1.0 million or more with a term longer than one year which is not terminable by PPC or any such Subsidiary of PPC without penalty upon no more than 30 days' prior notice.

          (n) INSURANCE. Pennzoil and PPC shall, and shall cause their Subsidiaries to, maintain with financially responsible insurance companies insurance for the PPC Business and the PPC Assets in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          (o) TAX MATTERS. Without Quaker State's prior written consent, which consent shall not be unreasonably withheld or delayed, neither Pennzoil nor PPC shall (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not adversely affect PPC, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Pennzoil or PPC has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not result in a Material Adverse Effect on PPC, (iii) amend any material Returns or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997, except as may be required by applicable law or except for such changes that are reasonably expected not to result in a Material Adverse Effect on PPC PROVIDED, HOWEVER, that Pennzoil or PPC may make or rescind any such election, settle or compromise any such claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, change any such method of reporting or amend any such Return without Quaker State's prior written consent if the amount of Tax liabilities relating to such action does not exceed $1.0 million.

          (p) DISCHARGE OF LIABILITIES. Unless otherwise provided in this Agreement, PPC shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PPC included in the PPC Financial Statements, or incurred in the ordinary course of business.

          (q) TAX-FREE REORGANIZATION TREATMENT. Neither Pennzoil nor PPC shall take or cause to be taken any action, whether before or after the Effective Time, (i) that would disqualify the Distribution from constituting a tax-free distribution under Section 355 of the Code or a tax-free transaction under Section 368 of the Code or (ii) that would disqualify the Merger from constituting a tax-free reorganization under Section 368 of the Code.

          (r) ADVICE OF CHANGES. Subject to Section 2.2 of the Confidentiality Agreement, Pennzoil and PPC shall promptly advise Quaker State orally and in writing of any change or event having, or that, insofar as can reasonably be foreseen, could have, either individually or together with other changes or events, a Material Adverse Effect on PPC.

          (s) NO ACTION. Neither Pennzoil nor PPC shall, nor will they permit any of their respective Subsidiaries to intentionally take or agree or commit to take any action that would be reasonably likely to result in any of its representations and warranties set forth in this Agreement or the other Transaction Agreements being or becoming untrue in any material respect, or in any of the conditions set forth in Article 7 not being satisfied at the Effective Time.

          (t) OTHER TRANSACTION AGREEMENTS. At or prior to the Distribution Date, Pennzoil and PPC shall execute and deliver the Distribution Agreement, the Tax Separation Agreement, the Employee Benefits Agreement, the Transition Services Agreement and the Trademark License Agreement.

          (u) SECTION 355 RULING. In connection with the Distribution, Pennzoil (with the reasonable cooperation of Quaker State) shall use all commercially reasonable efforts in seeking, as promptly as practicable, a private letter ruling from the IRS to the effect that the contribution of assets to PPC prior to the Distribution and the Distribution will qualify as tax-free transactions under Sections 355 and 368 of the Code (the "Section 355 Ruling"). Prior to filing with the IRS, Pennzoil shall furnish Quaker State with a draft of the ruling request letter and with a draft of each supplement, and Quaker State shall be afforded a reasonable time to review and comment on each. Each draft will be substantially in the form that Pennzoil intends to file with the IRS, but each may be revised before filing in an effort to improve clarity, accuracy, or cogency in light of points raised by Quaker State and others and to supply additional facts required by IRS guidelines that are not material to the
Section 355 Ruling. Contemporaneously with each mailing to the IRS, Pennzoil shall mail to Quaker State a copy of each letter or other document it files with the IRS. Pennzoil shall allow Quaker State, and shall encourage the IRS to allow Quaker State, to participate in any in-person conference and any substitute telephone conference with the IRS concerning the Section 355 Ruling unless, as to any such conference, the IRS objects to such participation or such participation will unreasonably delay the holding of the conference. A substitute telephone conference is one regarding possible material changes to the form of the transactions, representations, or future events or one in which the IRS preliminarily indicates an unwillingness to grant the requested Section 355 Ruling. In any event, Pennzoil shall keep Quaker State informed of the status of the Section 355 Ruling request.

          (v) SOLICITATION. Pennzoil and PPC shall not, and they shall use their respective best efforts to cause their respective Subsidiaries, officers, directors, employees, advisors and agents not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or induce the making of any PPC Acquisition Proposal, (ii) negotiate with any third party with respect to any PPC Acquisition, (iii) endorse or recommend any PPC Acquisition Proposal of any third party or (iv) enter into any Contract or non-binding letter of intent with any third party with the intent to effect any PPC

Acquisition. PPC shall promptly notify Quaker State orally and in writing of any such unsolicited request and the identity of the third party making such request and thereafter shall keep Quaker State promptly advised of any development with respect thereto.

          (w) AGREEMENTS. Neither Pennzoil nor PPC shall, nor shall they permit any of their respective Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

          6.3 COOPERATION. Pennzoil, PPC and Quaker State shall together, or pursuant to the allocation of responsibility set forth below or otherwise to be agreed upon between them:

          (a) as promptly as practicable following the date hereof, Quaker State shall prepare and file with the SEC the Proxy Statement and Pennzoil and PPC shall prepare and file the Registration Statements (the Proxy Statement will be included as a prospectus in the Registration Statement on Form S-4) with respect to the transactions contemplated by this Agreement, and each of Pennzoil, Quaker State and PPC shall use all commercially reasonable efforts to have such Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and the Registration Statements declared effective by the SEC under the Securities Act and the Exchange Act, as the case may be, as promptly as practicable after such filings; and in connection with the Proxy Statement/Prospectus and the Registration Statements, PPC and Pennzoil shall prepare audited annual and unaudited interim financial statements prepared in accordance with GAAP and in compliance with Regulation S-X under the Exchange Act for such Proxy Statement/Prospectus and Registration Statements;

          (b) Pennzoil and PPC shall take all such action as may reasonably be required under state securities or Blue Sky laws in connection with the issuance of shares of PPC Common Stock pursuant to the Merger;

          (c) Pennzoil, PPC and Quaker State shall cooperate with one another in determining whether any filings are required to be made with or consents required to be obtained from, any Governmental Authority or any lender, lessor or other third party prior to the Effective Time in connection with the consummation of the transactions contemplated by this Agreement and cooperate to the extent reasonably necessary or commercially appropriate in making any such filings promptly and in seeking timely to obtain any such consents;

          (d) As promptly as practicable, Pennzoil and PPC shall make application to the NYSE and any other stock exchanges as shall be agreed upon for the listing or quotation of the shares of PPC Common Stock to be issued pursuant to the transactions contemplated by this Agreement and the Distribution Agreement and use all commercially reasonable efforts to cause such shares to be Approved for Listing;

          (e) Pennzoil, PPC and Quaker State shall, as promptly as practicable, make their respective filings and any other required or requested submissions under the HSR Act, promptly respond to any requests for additional information from either the Federal Trade Commission or the

Department of Justice; and cooperate in the preparation of, and coordinate, such filings, submissions and responses (including the exchange of drafts between each party's outside counsel) so as to reduce the length of any review periods;

          (f) Pennzoil, PPC and Quaker State shall promptly provide outside counsel for the other parties for their confidential review copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby; and

          (g) Pennzoil, PPC and Quaker State shall provide such further assistance as the other party may reasonably request in connection with the foregoing. Each of PPC, Pennzoil and Quaker State shall furnish to the other's counsel all such information as may be reasonably required to effect the foregoing actions.

          6.4 PROXY STATEMENT/PROSPECTUS. If, at any time after the mailing of the definitive Proxy Statement/Prospectus and prior to the Quaker State Stockholders Meeting, any event should occur that results in the Proxy Statement/Prospectus or the Registration Statements containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statements, PPC, Pennzoil and Quaker State shall promptly notify each other of the occurrence of such event and then promptly prepare, file and clear with the SEC and mail to Quaker State's stockholders each such amendment or supplement.

          6.5 LETTER OF PPC'S ACCOUNTANTS. In connection with the information regarding PPC or its Subsidiaries or the transactions contemplated by this Agreement provided by PPC specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus and the Registration Statements, PPC shall use all commercially reasonable efforts to cause to be delivered to Quaker State a letter of Arthur Andersen LLP, dated the date on which the Registration Statements shall become effective and addressed to Quaker State, in form and substance reasonably satisfactory to Quaker State and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

          6.6 LETTER OF QUAKER STATE'S ACCOUNTANTS. In connection with the information regarding Quaker State or its Subsidiaries or the transactions contemplated by this Agreement provided by Quaker State specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus and the Registration Statements, Quaker State shall use all commercially reasonable efforts to cause to be delivered to PPC a letter of Coopers & Lybrand L.L.P., dated the date on which the Registration Statements shall become effective and addressed to PPC, in form and substance reasonably satisfactory to PPC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

          6.7  PPC EMPLOYEE STOCK OPTIONS, INCENTIVE AND BENEFIT PLANS.

          (a) Pursuant to the Employee Benefits Agreement, (i) on or prior to the Distribution Date, PPC shall have adopted, and Pennzoil, as sole stockholder of PPC, shall have approved, the PPC 1998 Incentive Plan, (ii) each outstanding employee stock option award of Pennzoil granted under any Pennzoil stock option program and outstanding the day before the Distribution Date ("Pennzoil Option") shall be fully vested and exercisable as of such date and, if not exercised prior to the Distribution Date, the exercise price and the number of shares subject to such option shall be adjusted as provided in the Employee Benefits Agreement, (iii) the holder of each Pennzoil Option outstanding and not exercised as of the time immediately after the Distribution Date shall receive as of such time an option ("PPC Option") under the PPC 1998 Incentive Plan for such number of shares and having an exercise price determined in accordance with the Employee Benefits Agreement, such PPC Option shall have terms and conditions substantially the same as the Pennzoil Option in respect of which it is granted (including being fully vested and exercisable), (iv) for purposes of determining when a Pennzoil Option or a PPC Option shall expire, service with Pennzoil and its affiliates shall be treated as service with PPC and its affiliates and vice versa, (v) effective immediately prior to the Distribution Date, each conditional stock award of Pennzoil granted under a conditional stock award program of Pennzoil ("Pennzoil CSAU") shall be fully vested and matured (but payable at the conclusion of the end of the program under which it has been granted) and (vi) effective as of a time immediately after the Distribution Date the holder of a Pennzoil CSAU shall be granted a conditional stock award under the PPC 1998 Incentive Plan ("PPC CSAU") and such PPC CSAU shall have terms and conditions substantially the same as the Pennzoil CSAU in respect of which it is granted (including being fully vested and matured). Prior to the Effective Time, no awards shall be made under the PPC 1998 Incentive Plan except as provided in this Section 6.7(a).

          (b) As of the Distribution Date, outstanding awards under Pennzoil's 1996, 1997 and 1998 Long Term Incentive Plans and Pennzoil's 1998 Annual Incentive Plan shall be vested and earned with the Distribution Date constituting the end of each respective award period, measuring performance levels as of the Distribution Date and prorating such awards for the portion of the award period completed as of the Distribution Date. Such vested and earned awards shall be paid in cash as soon as is practicable following the Distribution Date without regard to whether the holder of an award is then employed by either Pennzoil or PPC.

          (c) Notwithstanding anything in Section 6.7(a), the number of shares subject to options or stock appreciation rights with respect to PPC Common Stock issued under the PPC 1998 Incentive Plan shall not exceed the number of shares that would have been subject to PPC awards assuming the conversion solely into awards with respect to PPC Common Stock (applying the formulas set forth in the Employee Benefits Agreement as of the date hereof) of Pennzoil options and stock appreciation rights covering 2.5 million shares (minus 68% of the number of shares subject to any such options and stock appreciation rights that are exercised between the date of the Merger Agreement and the Distribution Date) and having an average exercise price (or reference appreciation price) equal to that determined in clause (x) below, and the total aggregate spread of such awards shall not exceed the product of (x) the excess of the Pennzoil Pre-Distribution Stock Price (as defined in the Employee Benefits Agreement as of the date hereof) over the average exercise price (or reference appreciation price) per share of all Pennzoil options and stock appreciation rights outstanding immediately prior to the Distribution Date and (y) 2.5 million minus 68% of the number of shares subject to any Pennzoil options and stock appreciation rights that are exercised between the date of the Merger Agreement and the Distribution Date.

          (d) Except as provided in this Section 6.7, neither Pennzoil nor PPC nor any of their respective affiliates or subsidiaries will make any determination or otherwise take any action that will result in the acceleration of vesting or the timing of payments under any Pennzoil executive severance plan, change in control agreements, benefit acceleration agreements, conditional stock award program, the PPC 1998 Incentive Plan or any other employee stock or incentive plans, employment agreement or any other similar agreements with respect to any PPC Employee.

          6.8 EMPLOYEE BENEFIT PLANS. With respect to each Quaker State Employee and each PPC Employee, for a period of at least one year following the Effective Time, PPC shall (or shall cause Quaker State to) provide each such Employee with (i) the same basic compensation (including base salary, wages or commissions) and annual incentive opportunity, to the extent applicable, and
(ii) benefits which, in the aggregate, are substantially comparable to the benefits that were provided to such Employee under the Quaker State Benefit Plans, if he or she will have been a Quaker State Employee immediately prior to the Effective Time, or under the PPC Benefit Plans, if he or she will have been a PPC Employee immediately prior to the Effective Time. The commitment set forth in the preceding sentence shall apply only during such Quaker State or PPC Employee's continued employment with PPC and its Subsidiaries (including, after the Effective Time, Quaker State), except where benefits are provided after such termination of employment under the terms of the respective PPC Benefit Plan or Quaker State Benefit Plan. Nothing in this Section shall require PPC or any of its Subsidiaries (including, after the Effective Time, Quaker State) to continue any PPC Employee or Quaker State Employee in its employ following the Effective Time, PROVIDED, HOWEVER, that, in the event that any such Employee is terminated involuntarily following the Effective Time and prior to the first anniversary thereof by action of PPC or any of its Subsidiaries, such Employee shall receive at least the same severance and termination benefits as he or she would have received under the terms of the applicable PPC Benefit Plans or Quaker State Benefit Plans, as the case may be, as in effect immediately prior to the Effective Time.

          6.9 INVESTIGATION. Upon reasonable notice, each of PPC and Quaker State shall afford to each other and to its respective officers, employees, accountants, counsel and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' plants, properties, Contracts, commitments, books, records (including tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of the federal or state securities laws, and shall use all commercially reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information, including environmental information, as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives, as the case may be, may reasonably request. The parties hereby agree that the provisions of the Confidentiality Agreement, including, without limitation, Section 2.2 thereof, shall apply to all information and material furnished by any party or its representatives thereunder and hereunder.

          6.10 REASONABLE EFFORTS; FURTHER ASSURANCES, ETC.

          (a) Subject to the terms and conditions of this Agreement, each of Pennzoil, PPC and Quaker State shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using all commercially reasonable efforts to obtain all necessary exemptions, rulings, consents, authorizations, approvals and waivers to effect all necessary registrations and filings and to lift any injunction or other legal bar to the Merger and the other transactions contemplated hereby as promptly as practicable, and to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Without limiting the generality of the foregoing, Pennzoil, PPC and Quaker State agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable best efforts to obtain any government clearances required to consummate the Merger (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Notwithstanding anything to the contrary in this
Section 6.10, neither PPC, Pennzoil nor Quaker State nor any of their respective Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

          (b) Subject to Section 6.10(a), in case at any time any further action is reasonably necessary to carry out the purposes of this Agreement, Pennzoil, PPC and Quaker State shall take all such commercially reasonable necessary action.

          6.11 NO SOLICITATION.

          (a) Quaker State agrees that neither it nor any Quaker State Subsidiary shall, and that it shall use its best efforts to cause its and each Quaker State Subsidiary's officers, directors, employees, advisors and agents not to, directly or indirectly, solicit, initiate or encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to a Quaker State Acquisition Proposal, provide any non-public information or data to any Person relating to a Quaker State Acquisition Proposal, engage in any discussions or negotiations concerning a Quaker State Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement a Quaker State Acquisition Proposal or agree to, recommend or accept a Quaker State Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Quaker State or Quaker State's Board of Directors from, prior to the adoption of this Agreement by the holders of Quaker State Capital Stock, engaging in any discussions or negotiations with, or providing any non-public information to, any Person in response to an unsolicited bona fide Quaker State Acquisition Proposal by any such Person, if and only to the extent that (i) Quaker State receives a Superior Proposal (as defined below),
(ii) Quaker State's Board of Directors determines in good faith (after consultation with its legal and financial advisors) that it is advisable to do so in order for the Quaker State Board of Directors to comply with its fiduciary duties to Quaker State's shareholders under applicable law, (iii) prior to providing any information or data to any Person in connection with a proposal by any such Person, Quaker State's Board of Directors receives from such Person a customary and reasonable executed confidentiality agreement and (iv) prior to providing any non-public information or data to any Person or entering into discussions or negotiations with any Person, Quaker State's Board of Directors notifies Pennzoil promptly of such inquiries, proposal or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, Quaker State, any Quaker State Subsidiary or any of their officers, directors, employees, advisors and agents indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. Quaker State agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Quaker State Acquisition Proposal. Quaker State agrees that it shall keep Pennzoil informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

          (b) Notwithstanding the foregoing, prior to the adoption of this Agreement by the holders of Quaker State Capital Stock, the Board of Directors of Quaker State may, if it has received a Superior Proposal, and if it concludes in good faith (after consultation with its legal and financial advisors) that it is advisable to do so in order to comply with its fiduciary duties to Quaker State's shareholders under applicable law, (i) withdraw or modify its approval or recommendation of the Merger or this Agreement or (ii) approve or recommend such Superior Proposal or, subject to compliance with the requirements of
Section 8.3(a), terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Quaker State to enter into any agreement with respect to any Superior Proposal) but only at a time that is after the second business day following Pennzoil's receipt of written notice from Quaker State advising Pennzoil that the Board of Directors of Quaker State has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal or offer made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Quaker State Capital Stock then outstanding or a substantial portion of the assets of Quaker State and its subsidiaries and otherwise on terms which the Board of Directors of Quaker State determines in its good faith judgment to be more favorable to the Quaker State shareholders than the Merger.

          (c) Nothing contained in this Section 6.11 shall prohibit Quaker State from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Quaker State shareholders if, in the good faith judgment of the Board of Directors of Quaker State (after consultation with its legal and financial advisors), determines that it is advisable to do so in order to comply with its fiduciary duties to the Quaker State shareholders under applicable law; PROVIDED, HOWEVER, that neither Quaker State nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.11(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Quaker State Acquisition Proposal.

          6.12 DIRECTOR AND OFFICER INDEMNIFICATION; INSURANCE.

          (a) Without limiting the rights that any indemnified person may have under applicable law, the parties agree that all rights of indemnification existing as of the date hereof as provided in the respective charters and bylaws of PPC and Quaker State shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time.

          (b) For a period of six years following the Effective Time, PPC shall maintain in effect the current directors' and officers' liability insurance policies maintained by Quaker State with respect to claims arising from facts or events that occurred up to and including the Effective Time to the extent available; PROVIDED, HOWEVER, that PPC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the covered persons; PROVIDED FURTHER that PPC shall not be required to pay an annual premium for such insurance in excess of 200% of the higher of (i) the last annual premium paid by Quaker State or (ii) the last annual premium paid by or on behalf of PPC prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (c) For a period of six years following the Effective Time, Pennzoil will maintain in effect directors' and officers' liability insurance policies with respect to claims arising out of facts or events that occurred up to and including the Effective Time to the extent available; PROVIDED, HOWEVER, that Pennzoil may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the PPC covered persons; PROVIDED FURTHER that to the extent Pennzoil incurs increased premium costs to continue coverage on behalf of PPC covered persons, PPC will pay Pennzoil the increased premium costs related thereto; PROVIDED FURTHER that neither PPC nor Pennzoil shall be required to pay any such amounts to the extent such increased annual premiums are in excess of 200% of the higher of (i) the last annual premium paid by Pennzoil or (ii) the last annual premium paid by or on behalf of PPC prior to the date hereof, but in such case Pennzoil shall purchase as much coverage as possible for such amount, and PPC will reimburse such costs.

          (d) This Section 6.12 is intended to be for the benefit of, and shall be enforceable by, the persons for whom indemnification is provided pursuant to this Section 6.12, their heirs and personal representatives, and shall be binding on Pennzoil, PPC and Quaker State and their respective successors and assigns.

          6.13 RULE 145 AFFILIATES. Quaker State shall, at least 10 days prior to the Effective Time, cause to be delivered to PPC a list, reviewed by its counsel, identifying all persons who are, in its reasonable judgment, at the time of the Quaker State Stockholders Meeting, "affiliates" of Quaker State for purposes of Rule 145 promulgated by the SEC under the Securities Act (each, a "Rule 145 Affiliate"). Quaker State shall furnish such information and documents as PPC may reasonably request for the purpose of reviewing such list. Quaker State shall use all commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in the list furnished pursuant to this
Section 6.14 to execute a written agreement (each, a "Rule 145 Affiliate Agreement"), substantially in the form of EXHIBIT F to this Agreement, at or prior to the Effective Time.

          6.14 PUBLIC ANNOUNCEMENTS. Pennzoil, PPC and Quaker State shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use all commercially reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

          6.15 DEFENSE OF LITIGATION. Each of Pennzoil, PPC and Quaker State shall use all commercially reasonable efforts to defend against all actions, suits or proceedings in which such party is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the transactions contemplated by this Agreement or seek damages with respect to such transactions. None of Pennzoil, PPC or Quaker State shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without having previously consulted with the other party. Each of Pennzoil, PPC and Quaker State shall use all commercially reasonable efforts to cause each of its Affiliates, directors and officers to use all commercially reasonable efforts to defend any such action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section 6.15 to the same extent as if such Person was a party.

          6.16 NOTIFICATION.

          (a) From time to time prior to the Effective Time, each of Pennzoil, PPC and Quaker State shall supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to complete or correct (i) any information in such Disclosure Schedule that is or has been rendered untrue, inaccurate, incomplete or misleading, (ii) any representation or warranty of such party in this Agreement that contains a qualification as to materiality or Material Adverse Effect that has been rendered untrue or inaccurate, in any respect, thereby or (iii) any representation or warranty of such party in this Agreement that is not so qualified and that has been rendered untrue or inaccurate, in any material respect, thereby. Delivery of such supplements shall be for informational purposes only and shall not expand or limit the rights or affect the obligations of any party hereunder. Such supplements shall not constitute a part of the Pennzoil Disclosure Schedule, the PPC Disclosure Schedule or the Quaker State Disclosure Schedule, as the case may be, for purposes of this Agreement.

          (b) Each of Pennzoil, PPC and Quaker State shall give prompt notice to the other of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or is reasonably likely to cause (i) any covenant or agreement of such party contained in this Agreement not to be performed or complied with, in any material respect or (ii) any condition contained in Article 7 to become incapable of being fulfilled at or prior to the Effective Time; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.16(b) shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (c) STATUS OF TRANSACTIONS. Each of the parties hereto shall keep the others informed on a timely basis as to the status of the transactions contemplated by the Transaction Agreements and the obtaining of all necessary and appropriate exemptions, rulings, consents, authorizations and waivers related thereto.

          6.17 DEBT INSTRUMENTS. Prior to or at the Effective Time, PPC and each of its Subsidiaries, and Quaker State and each of its Subsidiaries (except for the matters set forth in Section 5.3 of the Quaker State Disclosure Schedule), shall use all commercially reasonable efforts to prevent the occurrence, as a result of the Merger and the other transactions contemplated by this Agreement, of a change in control or any event that constitutes a default (or an event that, with notice or lapse of time or both, would become a default) under any debt instrument of any such entity, including debt securities registered under the Securities Act.

          6.18 QUAKER STATE RIGHTS PLAN. Quaker State covenants and agrees with PPC that, until the earlier of the Effective Time and the Termination Date, except (a) as contemplated by Section 5.19 or (b) if the Quaker State Board of Directors shall have taken actions permitted by Section 6.11(b), Quaker State shall not (i) amend the Quaker State Rights Agreements, (ii) make a determination under Section 11(a)(ii) of the Quaker State Rights Agreement that any proposed or outstanding transaction (other than the Distribution and the Merger) in which any Person shall become an Acquiring Person is not a "Section 11(a)(ii) Event" or a "Section 13 Event" (each as defined in the Quaker State Rights Agreement), (iii) redeem the Quaker State Rights or (iv) take any other action to make the Quaker State Rights Agreement or the Quaker State Rights inapplicable to a Quaker State Acquisition Proposal.

                                      ARTICLE 7

                               CONDITIONS TO THE MERGER

          7.1 CONDITIONS TO THE OBLIGATIONS OF PPC, PENNZOIL AND QUAKER STATE TO EFFECT THE MERGER. The respective obligations of PPC, Pennzoil and Quaker State to consummate the Merger shall be subject to the fulfillment (or waiver by PPC and Quaker State) at or prior to the Effective Time of the following conditions:

          (a) The Distribution shall have been consummated in accordance with the Distribution Agreement and the conditions to the consummation of the Distribution set forth in Section 8.01 of the Distribution Agreement shall have been satisfied or shall have been waived with a Quaker State Consent.

          (b) All consents, approvals and authorizations of any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained and be in effect at the Effective Time, except those consents the failure to obtain would not be reasonably likely to have a Material Adverse Effect on PPC or Quaker State;

          (c) Any waiting period (including any extended waiting period arising as a result of a request for additional information by either HSR Agency) under the HSR Act shall have expired or been terminated and no court of competent jurisdiction or other Governmental Authority shall have issued an Order that is in effect restraining, enjoining, prohibiting or otherwise imposing any material restrictions or limitations on the Distribution or the Merger;

          (d) The Registration Statements shall have become effective in accordance with the Securities Act and the Exchange Act and shall not be the subject of any stop order or proceedings seeking a stop order; all necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act and the Exchange Act relating to the issuance and trading of shares of PPC Common Stock to be issued in connection with the Distribution and the Merger shall have been obtained and shall be in effect; and such shares of PPC Common Stock and such other shares required to be reserved for issuance in connection with the Distribution and the Merger shall have been Approved for Listing;

          (e)  The Requisite Approval shall have been obtained;

          (f) No court of competent jurisdiction or other Governmental Authority shall have issued an order, decree, ruling or judgment that is still in effect restraining, enjoining or prohibiting the Merger;

          (g) No action, proceeding or investigation by any Governmental Authority with respect to the Merger shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the transactions contemplated by this Agreement or to impose any material restrictions or requirements thereon or on either PPC or Quaker State with respect thereto;

          (h) No action shall have been taken, and no statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced by any Governmental Authority with respect to the Merger that, individually or in the aggregate, would (i) restrain, prohibit or delay the consummation of the Merger or (ii) impose material restrictions or requirements thereon or on either PPC or Quaker State with respect thereto;

          (i) The Pennzoil Board of Directors shall have received an opinion of a nationally recognized investment banking or appraisal firm in form and substance reasonably satisfactory to such Board of Directors and to Quaker State to the effect that, after giving effect to the transactions set forth in the Distribution Agreement, Pennzoil will not be insolvent (such opinion to be dated as of the date of this Agreement, the date the Board of Directors of Pennzoil declares the Distribution and the Distribution Date) and such opinion shall entitle Quaker State to rely on such opinion as if the opinion were addressed to Quaker State; and

          (j)  Pennzoil shall have received the Section 355 Ruling.

          7.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PPC. The obligation of PPC to consummate the Merger shall be subject to the fulfillment (or waiver by PPC) at or prior to the Effective Time of the following additional conditions:

          (a) Quaker State shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Quaker State contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as if made as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except in each case (i) where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC or Quaker State or (ii) to the extent specifically contemplated or permitted by this Agreement;

          (b) Quaker State shall have obtained the consent or approval of each Person whose consent or approval shall be required for the consummation of the Merger under any Contract to which Quaker State shall be a party or by which its properties and assets are bound, except (i) where the failure to so obtain such consents and approvals, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State or upon the consummation of the transactions contemplated by this Agreement or (ii) to the extent that alternative arrangements (reasonably acceptable to PPC) relating to the failure to obtain any such consent or approval are otherwise provided for;

          (c) Quaker State shall have delivered to PPC a certificate, dated as of the Effective Time, of a senior officer of Quaker State certifying the satisfaction by Quaker State of the conditions set forth in subsection (a) of this Section 7.2;

          (d) PPC shall have received from each Rule 145 Affiliate of Quaker State an executed copy of a Rule 145 Affiliate Agreement as contemplated by
Section 6.14; and

          (e) Pennzoil and PPC shall have received an opinion of Baker & Botts, L.L.P., a copy of which will be furnished to Quaker State, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Baker & Botts may require and rely upon representations contained in certificates of officers of PPC, Merger Sub, Quaker State and others.

          7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF QUAKER STATE. The obligation of Quaker State to consummate the Merger shall be subject to the fulfillment (or waiver by Quaker State) at or prior to the Effective Time of the following additional conditions:

          (a) PPC and Pennzoil shall have performed in all material respects their respective covenants and agreements contained in the Transaction Agreements required to be performed at or prior to the Effective Time and the representations and warranties of PPC and Pennzoil contained in the Transaction Agreements shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as if made as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date), except in each case (i) where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC or Quaker State or (ii) to the extent specifically contemplated or permitted by this Agreement;

          (b) PPC shall have obtained the consent or approval of each Person whose consent or approval shall be required for the consummation of the Merger under any Contract to which PPC shall be a party or by which its properties and assets are bound, except (i) where the failure to so obtain such consents and approvals, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC or the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement or (ii) to the extent that alternative arrangements (reasonably acceptable to Quaker State) relating to the failure to obtain any such consent or approval are otherwise provided for;

          (c) PPC shall have delivered to Quaker State a certificate, dated as of the Effective Time, of a senior officer of PPC certifying the satisfaction by PPC of the conditions set forth in subsection (a) of this Section 7.3;

          (d) Prior to the Distribution Date, PPC shall have adopted a Rights Agreement in form and substance reasonably satisfactory to Quaker State, which agreement shall be in full force and effect;

          (e) Quaker State shall have received an opinion from Debevoise & Plimpton, a copy of which will be furnished to Pennzoil and PPC, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Debevoise & Plimpton may require and rely upon representations contained in certificates of officers of PPC, Merger Sub, Quaker State and others;

          (f) PPC shall have delivered a copy of the Section 355 Ruling to Quaker State, and Quaker State shall have been reasonably satisfied that the Distribution has taken place in accordance with the terms set forth in the Distribution Agreement and the Section 355 Ruling; and

          (g) PPC and Pennzoil shall have entered into the Trademark License Agreement, the Tax Separation Agreement, the Employee Benefits Agreement, the Transition Services Agreement and the Distribution Agreement and each such agreement shall be in full force and effect.

                                      ARTICLE 8

                          TERMINATION, AMENDMENT AND WAIVERS

          8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after the Requisite Approval:

          (a) by the mutual consent of each party hereto, which consent shall be effected by action of the Board of Directors of each such Party;

          (b) by any party if the Effective Time shall not have occurred on or before December 15, 1998, PROVIDED that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been a cause of, or contributed to, the failure of the Merger to have become effective on or before such date;

          (c) by any party if any court of competent jurisdiction or any other Governmental Authority shall have issued an order, decree, ruling or judgment (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or judgment shall have become final and nonappealable, PROVIDED that, if the party seeking to terminate this Agreement pursuant to this clause (c) is a party to the applicable proceeding, such party shall have used all commercially reasonable efforts to remove such order, decree, ruling or judgment;

          (d) by Quaker State if (i) either Pennzoil or PPC shall have failed to perform in all material respects its respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, or (ii) the respective representations and warranties of Pennzoil or PPC contained in this Agreement are or shall become untrue in any respect (except to the extent such representations and warranties address matters as of a particular date), except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on PPC or Quaker State; PROVIDED that the right of Quaker State to terminate this Agreement pursuant to this subsection (d) shall not be available unless Pennzoil and PPC shall have been unable to cure such failure or such untruth for 30 calendar days after Quaker State shall have given Pennzoil and PPC notice of such failure or such untruth;

          (e) by Pennzoil if (i) Quaker State shall not have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, or (ii) the representations and warranties of Quaker State contained in this Agreement are or shall become untrue in any respect (except to the extent such representations and warranties address matters as of a particular date), except (x) where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Quaker State or PPC or
(y) to the extent specifically contemplated or permitted by this Agreement; PROVIDED that the right of Pennzoil to terminate this Agreement pursuant to this subsection (e) shall not be available unless Quaker State shall have been unable to cure such failure or such untruth for 30 calendar days after Pennzoil shall have given Quaker State notice of such failure or such untruth;

          (f) by Quaker State in accordance with Section 6.11(b) hereof, PROVIDED that it has complied with all the provisions thereof and it has complied with the requirements of Section 8.3(a);

          (g) by Pennzoil or Quaker State if, at the Quaker State Stockholders' Meeting (including any adjournment, continuation or postponement thereof), the Requisite Approval shall not be obtained; or

          (h) by Pennzoil, if (i) the Board of Directors of Quaker State (or any committee thereof), pursuant to Section 6.11(b) hereof, shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement, approved or recommended to Quaker State stockholders a Superior Proposal or resolved to do any of the foregoing, (ii) after the receipt by

Quaker State of a Quaker State Acquisition Proposal, Pennzoil requests in writing that the Board of Directors of Quaker State reconfirm its recommendation of this Agreement to the Quaker State stockholders and the Board of Directors of Quaker State fails to do so within ten business days after its receipt of Pennzoil's request, (iii) Quaker State fails to call and hold the Quaker State Stockholders Meeting within 60 days after the effectiveness of PPC's Registration Statement on Form S-4, or (iv) any failure of PPC's Registration Statement on Form S-4 to become effective due to the inability of PPC to complete such Registration Statement solely as a result of actions or non-actions by Quaker State.

          8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except to the extent set forth in the last sentence of Section 9.1(a) and Section 9.2), without any liability on the part of any party or its directors, officers or stockholders except as set forth in Section 8.3; PROVIDED, that nothing in this Agreement other than the provisions of Section 8.3(b) shall relieve any party of liability for breach of this Agreement or prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

          8.3  TERMINATION FEE.

          (a) In the event of termination of this Agreement by Quaker State pursuant to Section 8.1(f), such termination shall not be effective unless and until Quaker State shall have paid to Pennzoil a fee, in immediately available funds, of $20,000,000 (the "Termination Fee"). In the event of termination of this Agreement pursuant to Section 8.1(g), Quaker State shall pay to Pennzoil the Termination Fee in immediately available funds, within two business days after such termination, if and only if, at the time of such termination, the Board of Directors of Quaker State shall have failed to recommend that Quaker State stockholders approve the Merger and adopt this Agreement or such recommendation shall have been withdrawn or modified in a manner that is adverse to Pennzoil. In the event of termination of this Agreement by Pennzoil pursuant to Section 8.1(h)(i), Quaker State shall pay to Pennzoil the Termination Fee within two business days after such termination.

          (b) The Termination Fee shall constitute liquidated damages and such party's sole and exclusive remedy for any and all liabilities and obligations for damages arising under or in connection with this Agreement and the other Transaction Agreements, and upon the payment of such Termination Fee, no party to this Agreement shall have any liability or further obligation to the other party under or in connection with this Agreement (excluding the Confidentiality Agreement) or the termination hereof, PROVIDED that this sentence is intended to limit the remedies available to a party only when the Termination Fee is paid or payable to such party. The provisions of this Section 8.3 shall not impose any limitation with respect to any claim that any party may have against any Person who is not a party. The parties hereby acknowledge that the agreements made in this Section 8.3 are integral to this Agreement and without such agreements, they would not enter into this Agreement.

          8.4 AMENDMENT. This Agreement may be amended by Pennzoil, PPC and Quaker State at any time before or after adoption of this Agreement by the stockholders of Quaker State; PROVIDED, HOWEVER, that after such adoption, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by Pennzoil, PPC and Quaker State.

          8.5 WAIVERS. At any time prior to the Effective Time, Pennzoil, PPC and Quaker State may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; PROVIDED, HOWEVER, that no failure or delay by Pennzoil, PPC or Quaker State in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Pennzoil, PPC or Quaker State to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE 9

                                    MISCELLANEOUS

          9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; INDEMNIFICATION.

          (a) Except as set forth in this Section 9.1(a) and for the agreements set forth in Sections 6.8 and 6.12, none of the agreements in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the representations or warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder or hereunder.

          (b) Following the Effective Time, Pennzoil will indemnify, defend and hold harmless PPC, Quaker State and each Person, if any, who controls, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any such person being hereinafter referred to as a "Controlling Person"), PPC or Quaker State from and against, and pay or reimburse each of the foregoing for, all losses, claims, damages, liabilities, actions, costs and expenses, joint or several, including reasonable attorneys' fees (collectively, "Losses"), arising out of or resulting from, directly or indirectly, of in connection with:

          (i) any assets or liabilities of, or the operations of, Pennzoil or any of its Subsidiaries (other than PPC and its Subsidiaries).

          (ii) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into either of the Registration Statements or in the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading PROVIDED, HOWEVER, that Pennzoil shall not be responsible for information provided by Quaker State specifically for inclusion in, or incorporation by reference into, any such Proxy Statement/Prospectus or Registration Statement.

          (iii) any financial advisory, broker's, finder's or similar fee or commission, reimbursement of expenses or indemnification or contribution payable in connection with the transactions contemplated by this Agreement and the other Transaction Agreements to any agent, broker, investment banker, financial advisor or other similar Person (x) by Pennzoil or (y) by PPC in excess of the amount set forth in Section 4.17 of the PPC Disclosure Schedule.

          (c) Following the Effective Time, PPC and Quaker State will jointly and severally indemnify, defend and hold harmless Pennzoil and each controlling person of Pennzoil from and against, and pay or reimburse each of the foregoing for, all Losses arising out of or resulting from, directly or indirectly, of in connection with:

          (i) any assets or liabilities of, or the operations of, PPC and Quaker State or any of their Subsidiaries;

          (ii) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into either of the Registration Statements or in the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to information provided by Quaker State specifically for inclusion in, or incorporation by reference into, any such Proxy Statement/Prospectus or Registration Statement.

          9.2 EXPENSES. Except as otherwise provided in the Distribution Agreement, whether or not the Merger or the other transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

          If to Pennzoil, to:

          Pennzoil Company
          Pennzoil Place
          P.O. Box 2967
          Houston, Texas 77252-2967
          Attention:  Corporate Secretary
          Facsimile:  713-546-3757

          If to PPC or Merger Sub, to:

          Pennzoil Products Company
          P.O. Box 2967
          Houston, Texas 77252-2967
          Attention:  Corporate Secretary
          Facsimile:  713-546-3757

          If to Quaker State, to:

          Quaker State Corporation
          225 E. John Carpenter Freeway
          Irving, Texas 75062
          Attention:  Paul E. Konney
          Facsimile:  972-868-0440

          with a copy (which shall not constitute effective notice) to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York 10022
          Attention:  Richard Bohm
          Facsimile:  212-909-6836

          9.4 CERTAIN CONSTRUCTION RULES. The article and section headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a "Section," "Article," "Exhibit" or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule to this Agreement.

The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Information contained in a Section or Subsection of the PPC Disclosure Schedule, the Pennzoil Disclosure Schedule or the Quaker State Disclosure Schedule (or expressly incorporated into such Section or Subsection) shall qualify only those representations, warranties and agreements of PPC, Pennzoil or Quaker State, as the case may be, made in the identically numbered Section or Subsection of this Agreement, and shall not be deemed to qualify the representations, warranties or agreements made in any other Section or Subsection.

          9.5 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of PPC, Pennzoil, Merger Sub and Quaker State that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

          9.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by PPC, Pennzoil, Merger Sub or Quaker State (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by PPC, Pennzoil, Merger Sub and Quaker State and their respective successors and permitted assigns.

          9.7  NO THIRD PARTY BENEFICIARIES.  Except as provided in
Section 6.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Pennzoil, Merger Sub, PPC and Quaker State or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

          9.8 LIMITED LIABILITY. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of PPC, Pennzoil, Merger Sub or Quaker State, in its capacity as such, shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of PPC, Pennzoil, Merger Sub and Quaker State, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

          9.9 ENTIRE AGREEMENT. This Agreement (together with the other Transaction Agreements, the Confidentiality Agreement, the exhibits and the Disclosure Schedules and the other documents delivered pursuant hereto) constitute the entire agreement of all the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. All exhibits and schedules attached to this Agreement and the Disclosure Schedules are expressly made a part of, and incorporated by reference into, this Agreement.

          9.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

          9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on PPC, Pennzoil and Quaker State, notwithstanding that not all parties are signatories to the original or the same counterpart.

          9.12 RETENTION PAY PROGRAM. After the date hereof, Quaker State shall implement a retention pay program in the form of EXHIBIT G attached hereto ("Retention Pay Program") for certain Quaker State Employees, which shall provide for payments to such Quaker State Employees if such employees remain in the employ of Quaker State or its Subsidiaries until the earlier of (i) the Effective Time and (ii) the Termination Date. Pennzoil will fund up to $15,000,000 from time to time for the Retention Program. Once paid, any such amount funded by Pennzoil with respect to the Retention Program will not be refundable by Quaker State, PROVIDED that if the Termination Fee is required to be paid by Quaker State to Pennzoil, the full amounts previously funded by Pennzoil shall be immediately repaid by Quaker State to Pennzoil. Pennzoil will fund the amounts required by Quaker State to pay the Quaker State Employees participating in the Retention Program as such amounts become payable by Quaker State to the participating Quaker State Employees. If Pennzoil's retention pay obligations have not been fully funded at the time of any termination of this Agreement or at the Effective Time, the balance of such retention pay amount will be paid by Pennzoil to Quaker State upon such termination or upon the Effective Time, subject to the proviso above. The Quaker State Employees participating in the Retention Program will be determined by Quaker State following consultation with Pennzoil. Pennzoil and PPC acknowledge that such payment is for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            PENNZOIL PRODUCTS COMPANY


                                            By: /s/ David P. Alderson, II
                                               --------------------------------
                                                Name:  David P. Alderson, II
                                                Title: Vice President



                                            DOWNSTREAM MERGER COMPANY


                                            By: /s/ David P. Alderson, II
                                               --------------------------------
                                                Name:  David P. Alderson, II
                                                Title: Vice President



                                            QUAKER STATE CORPORATION


                                            By: /s/ Herbert M. Baum
                                               --------------------------------
                                                Name:  Herbert M. Baum
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer



                                            PENNZOIL COMPANY


                                            By: /s/ James L. Pate
                                               --------------------------------
                                                Name:  James L. Pate
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer